STOCK EXCHANGE AGREEMENT

      THIS STOCK EXCHANGE AGREEMENT (this "Agreement") is dated as of March 10, 2006 by and among Ocean West Holding Corporation, a Delaware corporation ("Ocean West"), Karrell Pty Limited (ACN 106 543 542), an Australian corporation (the "Company"), and the shareholders of the Company (the "Initial Karrell Shareholders") whose names are set forth on the signature page.

                                    RECITALS

      WHEREAS, the Company is the holding company for Capital Sports Pty Limited ("Capital Sports"). Capital Sports is a licensed sports bookmaker in the Australian Capital Territory and accepts pari-mutuel wagers from its customers and "lays-off" wagers on North American horse tracks (such business as conducted by the Company and Capital Sports, the "Business");

      WHEREAS, the Karrell Shareholders wish to exchange, and Ocean West wishes to acquire all of the outstanding share capital of the Company for the Ocean West Shares (the "Exchange");

      WHEREAS, the Board of Directors of Ocean West has determined that the Exchange is consistent with and in furtherance of its long-term business strategy and in the best interest of Ocean West and its shareholders;

      WHEREAS, the Board of Directors of the Company has determined that the Exchange is consistent with and in furtherance of its long-term business strategy and in the best interest of the Company and its shareholders;

      WHEREAS, the Boards of Directors of Ocean West and the Company have each adopted resolutions approving the Exchange, in accordance with the Delaware
General Corporation law and the Corporations Act (as defined herein), respectively, and, in each such case, upon the terms and conditions set forth in this Agreement; and

      WHEREAS, for U.S. federal income tax purposes, it is intended that the Exchange will qualify as a tax-free reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (together with all rules and regulations issued thereunder, the "Code"); and

      WHEREAS, for Australian income tax purposes, it is intended that the exchange of shares by the Karrell Shareholders (other than Madison Avenue Growth Fund, LLC) contemplated hereby will qualify for scrip for scrip roll-over relief for Australian income tax purposes (under Subdivision 124-M of the Income Tax Assessment Act 1997).

      NOW THEREFORE, in consideration of the mutual covenants of the parties as hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the meanings specified in this
Article I.

      "Acquisition Proposal" means any proposal relating to a (1) merger, consolidation or similar transaction involving the Company or any Subsidiary thereof, (2) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of the Company or any Subsidiary thereof representing, in the aggregate, twenty percent (20%) or more of the assets of such entity on a consolidated basis, (3) issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty percent (20%) or more of the votes attached to the outstanding securities of the Company or any Subsidiary thereof, (4) liquidation, dissolution, or other similar type of transaction with respect to the Company or any Subsidiary thereof or (5) transaction which is similar in substance or purpose to any of the foregoing transactions; provided that the Madison Preferred Share Issuance (as defined) shall not constitute an Acquisition Proposal hereunder.

      "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. As used herein, the term "control" means: (i) the power to vote at least twenty percent (20%) of the voting power of a Person, or (ii) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of such a Person, whether through ownership of voting securities, by contract or otherwise.

      "Affiliated Group" means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law).

      "Australian Equivalent" means a statute or a government agency of Australia or one of its political subdivisions which is the substantive or functional equivalent of the referenced statute or agency of the United States or one of its Subsidiaries.

      "AU$" means Australian Dollars.

      "Books and Records" means all books and records of the Company and any Subsidiary thereof, including, but not limited to, all records, files, books of account and financial and employment records, whether in tangible or digital form.

      "Business Day" means a day other than Saturday, Sunday or a public holiday on which banks are closed under the laws of the State of New York, United States.

      "Capital Contribution" means a contribution of no less than US$4,000,000 by Ocean West in cash to the Company to be made simultaneously with the Closing.

      "Claim" means a Direct Claim or a Third Party Claim, as the case may be, as each such term is defined in Article VIII.

      "Closing" means the closing on the Closing Date of the transactions contemplated by this Agreement.

      "Closing Date" means the date on which Closing occurs as determined  under
Section 7.1.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Common Stock" means the shares of common stock of Ocean West, par value $.01 per share.

      "Contracts" means any agreements, contracts, commitments, purchase orders, licenses and leases, whether written or oral, to which the Company or any Subsidiary thereof is a party or by which any of them or their respective assets or properties are bound.

      "Corporations Act" means the Corporations Act 2001(Cth) of Australia.

      "Deed of Accession" means a deed in the form set forth in Exhibit 3.20.

      "Development Costs" means the exceptional costs and expenses incurred by the Business in fiscal year 2006 associated with the Exchange and the negotiation of this Agreement, and in the identification, development and growth of new markets and opportunities.

      "Employee Benefit Plan" means any of the following: (A) any employee welfare benefit plan, including, but not limited to, any medical plan, life insurance plan, short-term or long-term disability plan, dental plan, or sick leave plan; (B) any employee pension benefit plan, including, but not limited to, any excess benefit, or deferred compensation plan or any nonqualified deferred compensation or retirement plan or arrangement or any qualified defined contribution or defined benefit plan; or (C) any other material plan, policy, program, arrangement or agreement which provides employee benefits or benefits to any current or former employee, dependent, beneficiary, director, independent contractor or like person, including, but not limited to, any severance agreement or plan, vacation time, holiday pay, tuition reimbursement program, service award, moving expense reimbursement programs, material fringe benefit plan or program, bonus or incentive plan, equity appreciation, stock option, restricted stock, stock bonus or deferred bonus plan.


      "Environmental and Safety  Requirements"  means any Law that is related to
(i) pollution, contamination, cleanup, preservation, protection, reclamation or remediation of the environment, (ii) employee health or safety, (iii) the
Release or threatened Release of any Hazardous Material, including investigation, study, assessment, testing, monitoring, containment, removal, remediation, response, cleanup, abatement, prevention, control or regulation of such Release or threatened Release or (iv) the management of any Hazardous Material, including the manufacture, generation, formulation, processing, labeling, use, treatment, handling, storage, disposal, transportation, distribution, re-use, recycling or reclamation of any Hazardous Material; and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6091 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Clean Water Act (33 U.S.C. ss. 7401 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), the Toxic Substance Control Act (15 U.S.C. ss. 2601 et seq.) and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.) and the Australian Equivalent.

      "Employment Contracts" means the employment contracts to be entered into between the Company and each Key Employee, in each case with an initial three-year term, and substantially in the forms attached as Exhibits 6.2(i)-A and 6.2(i)-B hereto.

      "Escrow Agreement" has the meaning given such term in Section 2.4.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Final Net Working Capital" has the meaning given such term in Section 2.8(e).

      "Final Net Working  Capital  Statement" has the meaning given such term in
Section 2.8(d).

      "GAAP"  means  generally  accepted  accounting   principles   consistently
applied, in Australia, in the case of the Company, and in the United States, in the case of Ocean West.

      "Governmental Authority" means any court, tribunal, arbitrator, authority, governmental agency, commission, official or other instrumentality of the United States, any foreign country, or any domestic or foreign state, province, county, city or other political subdivision.

      "Indebtedness" means with respect to any Person (i) all obligations of such Person for borrowed money, whether current or funded, secured or unsecured,
(ii) all obligations of such Person for the deferred purchase price of any property or services (other than trade accounts payable arising in the ordinary course of the business of such Person), (iii) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the Company or lender under such agreement in the event of a default may be limited to repossession or sale of such property), (iv) all obligations of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (v) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable as lessee, (vi) any obligation of such Person in respect of bankers' acceptances or letters of credit, (vii) any obligations secured by liens on property acquired by such Person, whether or not such obligations were assumed by such Person at the time of acquisition of such property, (viii) all obligations of a type referred to in clauses (i) through (vii) above which is directly or indirectly guaranteed by such Person or which it has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss, (ix) any refinancings of any obligation of a type referred to in clauses (i) through (viii) above, and (x) any interest, principal, prepayment penalty, fees, or expenses, to the extent due or owing in respect of any obligation of a type referred to in clauses (i) through (ix) above. For the avoidance of doubt, in no event shall Indebtedness be understood to include (A) provision for taxes, or (B) adjustments to betting odds, or ATBO's, or provisions for customer funds, in each case as reflected in the Company's consolidated financial statements.

      "Karrell Shares" means the outstanding ordinary shares of the Company and the Madison Redeemable Preference Shares held by Karrell Shareholders.

      "Karrell Shareholders" means the holders of the Karrell Shares immediately prior to the Closing, being:

      (a)   the Initial Karrell Shareholders;

      (b) those of the Remaining Karrell Shareholders (if any) who have signed a Deed of Accession in accordance with Section 3.20 and thereby become bound by this Agreement.

      "Karrell  Shareholder   Representative"   means  Karl  J.  O'Farrell,   as
representative of the Karrell Shareholders.

      "Key Employees" means those persons identified on Schedule 6.1(g) hereto.

      "Knowledge," "to the knowledge of the Company," "to the Company's knowledge" or words of similar import, refers to the actual knowledge of Karl J. O'Farrell.

      "Latest Balance Sheet Date" means December 31, 2005.

      "Law" means the common law of any state, or any provision of any foreign, federal, state or local law, statute, rule, regulation, order, permit, judgment, injunction, decree or other decision of any court or other tribunal or Governmental Authority legally binding on the relevant party or its properties.

      "Liabilities" means liabilities or obligations of any nature (whether accrued, asserted, absolute, secured or unsecured, contingent, direct, indirect, known, unknown, perfected, inchoate, unliquidated or otherwise, whether due or to become due), including, without limitation, any obligations arising out of facts, circumstances or events that have occurred prior to the Closing that are not known, but if known, would be contingent liabilities; provided however, that the foregoing shall in no case include Adjustments to Betting Odds, or ATBO's, or provisions for customer funds or provision for taxes, in each case as reflected on the Company's consolidated financial statements.

      "Lien" means any covenants, restrictions, claims, liens, charges, rights, options, preemptive rights, voting trust arrangements, mortgages, deeds of trust, hypothecations, assessments, pledges, encumbrances, claims of equitable interest or security interests of any kind or nature whatsoever, other than in each case any Permitted Lien.

      "Madison" means Madison Avenue Growth Fund, LLC, a Delaware limited liability company.

      "Madison Preferred Share Issuance" means the issuance prior to the date hereof by the Company to Madison of the Madison Redeemable Preference Shares.

      "Madison Redeemable Preference Shares" means 333 redeemable preference shares in the capital of the Company.

      "Material Adverse Effect" means a material and adverse effect upon the business, assets, liabilities, financial condition, or operating results of any Person and its Subsidiaries, if any, taken as a whole; provided, that the term "Material Adverse Effect" shall not include the impact attributable to (a) any change in GAAP made after the date hereof, (b) any change in general economic conditions or in the industry in which such Person or its Subsidiaries are engaged in business to the extent that such change does not disproportionately affect such Person or its Subsidiaries, if any, (c) any change or effects arising out of the announcement of the transactions contemplated by this
Agreement or the consummation of the transactions contemplated by this Agreement; (d) the engagement by the United States in hostilities other than those occurring as of the date hereof; (e) changes in any Laws; (f) any action taken by a party hereto in accordance with an express obligation under this Agreement; (g) in the case of the Company, any action taken by Ocean West or any of its respective Affiliates or agents; (h) in the case of Ocean West, any action taken by Ocean West or any of its respective Affiliates or agents or (g) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index).

      "Material Contract" has the meaning given such term in Sections 4.9 and 5.12.

      "Net Working Capital" means (i) current assets (other than deferred income taxes) (net of allowances and accruals) and shall on the Closing Date include the Capital Contribution, minus (ii) current liabilities (excluding (a) provision for taxes, (b) adjustments to betting odds, or ATBO's, or provisions for customer funds and (c) the unsecured loan from Karl J. O'Farrell to the Company and its Subsidiary, in each case as reflected in the Company's consolidated financial statements), in each case of the Company and its Subsidiaries as of immediately prior to the Closing, as determined (x) in accordance with the Company's accounting methods and principles applied on a basis consistent with the calculation of the net working capital of the Company and its Subsidiaries as of December 31, 2005 and the worksheet for which calculation is attached as Schedule 2.8(b) hereto for illustrative purposes, or
(y) if (and only to the extent that) any such accounting methods or principles are not in accordance with GAAP, then in accordance with GAAP.

      "Net Working Capital Statement" has the meaning given such term in Section 2.8(b).

      "Ocean West Shares" means,  subject to adjustment under Sections 2.2, 2.6,
2.8 and 2.9, the twenty (20,000,000) million shares of Common Stock, to be issued to the Karrell Shareholders.

      "Ocean West Stock Option Plan" means the Ocean West Stock Option Plan to be agreed between Ocean West and the Karrell Shareholder Representative and containing the terms and awards and made available to the participants described on Schedule 6.2(e) hereto and satisfactory to the Karrell Shareholder Representative in all respects.

      "Permits" means all permits, licenses, certifications, approvals and authorizations by or of, or registrations with, any Governmental Authority.

      "Permitted Liens" means any (a) mechanics', carriers', workers' and other similar Liens arising in the ordinary course of business that are not delinquent; (b) minor irregularities of title that in the aggregate are not material in amount and do not interfere with the present use of the assets to which they apply; (c) Liens for current Taxes and assessments not yet due and payable or which are being contested in good faith by appropriate proceedings;
(d) zoning, building codes and other land use laws regulating the use or occupancy of the Real Property or the activities conducted thereon which are not materially violated by the current use or occupancy of such Real Property or the operation of the Business as currently conducted; and (e) easements, covenants, conditions, restrictions and other similar matters affecting title to the Real Property and other title defects with respect to the Real Property, in each case, which do not materially impair the use or occupancy of such Real Property or the operation of the Business as currently conducted.

      "Person" means any individual, sole proprietorship, general partnership, limited partnership, limited liability company, joint venture, joint stock company, trust, business, bank, trust company, unincorporated association, cooperative, corporation, entity or government (whether federal, state, county, city or otherwise, including, without limitation, any instrumentality, division, agency or department thereof).

      "Proprietary Rights" means intellectual property, confidential information and proprietary information, including but not limited to (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, Internet domain names, assumed names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all published and unpublished works of authorship, whether copyrightable or not, including all statutory and common law copyrights, applications, registrations, extensions and renewals in connection therewith,
(d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulae, algorithms, software, compounds, compositions, production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans, promotional materials and proposals), (e) all proprietary computer software (including data and related documentation) and computer programs, applications, routines, interfaces, and algorithms, whether in source code or object code, (f) all websites, (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium, including digital and in any jurisdiction).

      "Registration Rights Agreement" means the Registration Rights Agreement to be entered into among Ocean West, the Company, certain Karrell Shareholders and the Karrell Shareholder Representative, substantially in the form attached as
Exhibit 3.14 hereto.

      "Release" shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into the indoor or outdoor environment.

      "Remaining Karrell Shareholders" means the holders of the Remaining Karrell Shares.

      "Remaining Karrell Shares" means the outstanding ordinary shares of the Company that are not held by the Initial Karrell Shareholders.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "SEC" means the United States Securities and Exchange Commission.

      "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

      "Tax" means with respect to any country, any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability for a Tax assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group or being included (or required to be included) in any Tax Return relating thereto.

      "Tax Returns" means with respect to any country, returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any Laws or administrative requirements relating to any Taxes.

      "Transaction Documents" means this Agreement, the Registration Rights Agreement, the Employment Agreements, the Escrow Agreement and each other agreement, document, certificate and instrument being delivered pursuant to this Agreement.

      "US$" means United States Dollars.

                                   ARTICLE II

                              EXCHANGE TRANSACTION

            2.1. Authorization of the Ocean West Shares. Ocean West has authorized the issuance and exchange of the Ocean West Shares, all pursuant to the terms and conditions of this Agreement.

            2.2. Exchange. Subject to terms and conditions hereof, on the Closing Date, Ocean West will issue, convey, transfer and assign to each Karrell Shareholder and each Karrell Shareholder shall accept from Ocean West all right, title and interest in and to that number of Ocean West Shares set forth in the next sentence in exchange for such Karrell Shareholder's Karrell Shares, and each Karrell Shareholder will convey, transfer and assign to Ocean West all right, title and interest in and to the Karrell Shares held by such Karrell Shareholder in exchange for that number of Ocean West Shares set forth in the next sentence being issued to such person by Ocean West hereunder. Each Karrell Shareholder shall receive that number of Ocean West Shares which is the product of (i) the percentage of Karrell Shares held by such Karrell Shareholder as of the Closing Date, and (ii) the number of Ocean West Shares.

            2.3. Closing. Subject to the provisions of this Agreement, on the Closing Date, Ocean West shall cause to be delivered to the Karrell Shareholders certificate(s) representing the Ocean West Shares and the Company shall deliver to Ocean West certificate(s) representing no less than 90% of the Karrell Shares.

            2.4. The Escrow.

      (a) At the Closing, Ocean West shall set aside and deliver to American Stock Transfer & Trust Company, as escrow agent (the "Escrow Agent") pursuant to an escrow agreement (the "Escrow Agreement") in the form to be agreed upon by the parties, an aggregate number of Ocean West Shares, equal to the product of
(i) the quotient obtained by dividing (A) the number of Karrell Shares by (B) the sum of all outstanding ordinary shares and Preference Shares of the Company, and (ii) 7,500,000, which make up a portion of the Ocean West Shares and which are for the account of the Karrell Shareholders (other than Madison) (hereinafter referred to as the "Karrell Escrow Shares"). Ocean West shall be solely responsible for the fees and expenses of the Escrow Agent.

      (b) At the Closing, Ocean West shall set aside and deliver to the Escrow Agent pursuant to the Escrow Agreement, an aggregate of Two Million Five Hundred Thousand (2,500,000) Ocean West Shares which make up a portion of the Ocean West Shares and which are for the account of Madison, (hereinafter referred to as the "Madison Escrow Shares"). Ocean West shall be solely responsible for the fees and expenses of the Escrow Agent. The Karrell Escrow Shares and the Madison Escrow Shares are hereinafter collectively referred to as the "Escrow Shares."

      (c) The Escrow Agreement shall provide that the Karrell Shareholders shall continue to be the beneficial owners of the Escrow Shares and shall retain all voting and other rights of ownership associated with the Escrow Shares.

      (d) Subject to subsection 2.4(f) below, the Escrow Shares shall not be released from escrow in their entirety, if at all, prior to Ocean West's receipt of consolidated financial statements for the Company audited in accordance with GAAP for the fiscal year ended December 31, 2006 ("Fiscal 2006 Audit"). Subject to subsections (h) and (i) below, all Escrow Shares shall be released from escrow and delivered pro rata to the Karrell Shareholders within five days of the Karrell Shareholder Representative providing to Ocean West a certificate (the "Escrow Certificate"), if the Company's Fiscal 2006 Audit reports net income at least equal to ninety (90%) percent of the audited net income reported by the Company for the fiscal year ended December 31, 2005 ("Fiscal 2005 Audit"). In the event the Fiscal 2006 Audit reports net income of less than fifty (50%) percent of the Fiscal 2005 Audit, none of the Escrow Shares shall be released from escrow. In the event the Fiscal 2006 Audit reports net income of between 50% and 90% of the Fiscal 2005 Audit, a corresponding percentage of the Escrow Shares (which shall be treated as consisting of the original number of Escrow Shares for this purpose) shall be released from escrow and delivered pro rata to the Karrell Shareholders within five days of the Karrell Shareholder Representative providing to Ocean West the Escrow Certificate. By way of example, if the Fiscal 2006 Audit reports net income of 70% of the Fiscal 2005 Audit, 70% of the Escrow Shares shall be released from escrow.

      (e) For purposes of determining whether the Company's consolidated net income for the fiscal year ending December 31, 2006 ("Fiscal 2006") or the fiscal year ending December 31, 2007 ("Fiscal 2007") equals or exceeds consolidated net income for the fiscal year ended December 31, 2005 ("Fiscal 2005"), as set forth in subsection (d) above, the currency exchange rate used for Fiscal 2006 and Fiscal 2007, as the case may be, shall be the same exchange rate used on the date of the accountants' report for the Fiscal 2005 audit. Therefore, actual Fiscal 2006 consolidated net income and, if necessary, actual Fiscal 2007 consolidated net income shall be adjusted for purposes of this determination by using such currency exchange rate.

      (f) A portion of the Escrow Shares (which shall be treated as consisting of the original number of Escrow Shares for this purpose) shall be released during 2006 within five days of the Karrell Shareholder Representative providing to Ocean West an escrow certificate (the "Escrow Certificate"), as follows. For each of the four (4) fiscal quarters of Fiscal 2006, if the Company's reported consolidated net income for such Fiscal 2006 quarter is at least equal to 90% of reported consolidated net income for the corresponding quarter for Fiscal 2005, that number of Escrow Shares that is equal to the product of (i) the quotient whose numerator is the Company's consolidated net income for such Fiscal 2006 quarter and whose denominator is the Company's consolidated annual net income for Fiscal 2005 reported in the Company's audited financial statements for Fiscal 2005 (the "Fiscal 2005 Audit") and (ii) the original number of Escrow Shares, shall be released on a quarterly basis. In the event the Company reports consolidated net income for a Fiscal 2006 quarter which is between 50% and less than 90% of the consolidated net income for the corresponding Fiscal 2005 quarter, that number of Escrow Shares that is the product of (x) the corresponding percentage and (y) 25% of the original number of Escrow Shares, shall be released from escrow and distributed pro rata to the Karrell Shareholders who beneficially own such Escrow Shares. In the event that the Company's consolidated net income for any Fiscal 2006 quarter is less than 90% of the Company's reported consolidated net income for the corresponding quarter for Fiscal 2005 and Escrow Shares are not released from escrow, such withheld Escrow Shares can subsequently be released upon a cumulative basis after any succeeding fiscal quarter if the Company's year to date consolidated net income for Fiscal 2006 equals or exceeds 90% of the Company's consolidated net income for the corresponding cumulative period in Fiscal 2005.

      (g) In determining the Company's consolidated net income for Fiscal 2006 for purposes of this Section 2.4, Development Costs shall be excluded.

      (h) In the event the audited consolidated net income reported by the Company for the audit for Fiscal 2007 ("Fiscal 2007 Audit") equals at least ninety (90%) percent of the consolidated net income of the Company reported for the Fiscal 2005 Audit, then all Escrow Shares that have not been released from escrow in accordance with the terms of this Section 2.4 shall be distributed pro rata to the Karrell Shareholders who beneficially own such Escrow Shares. If the Fiscal 2007 Audit reports consolidated net income which is between 50% and less than 90% of the Fiscal 2005 Audit, the corresponding percentage of Escrow Shares (which shall be treated as consisting of the original number of Escrow Shares for this purpose) shall be released from escrow and distributed pro rata to the Karrell Shareholders who beneficially own such Escrow Shares within five days of the Karrell Shareholder Representative providing to Ocean West the Escrow Certificate.

      (i) Up to two million (the "Indemnity Escrow Shares") of the Karrell Escrow Shares, but none of the Madison Escrow Shares, shall be set aside from the final quarterly distribution to be made to Karrell Shareholders under subsection 2.4(f) as each Ocean West Indemnified Party's sole recourse for any Claim for indemnification pursuant to Article VIII (except specific performance shall be available if otherwise provided for in the event of a particular breach in this Agreement) and no monetary damages shall otherwise be available to any Ocean West Indemnified Party in the event any Claim for indemnification arises pursuant to Article VIII. The number of Indemnity Escrow Shares to satisfy a Claim for which the Karrell Shareholders may be liable shall be based on the average last sales price (or, if not available, the average fair market value) of Ocean West's Common Stock for the five (5) trading days prior to the date such Escrow Shares are required to be delivered to Ocean West. No Shares shall be held as Indemnity Escrow Shares following the 12-month anniversary of the Closing Date provided there are no pending claims for indemnification by any Ocean West Indemnified Party under Article VIII. If any Ocean West Indemnified Party has a claim for indemnification pending under Article VIII on the 12-month anniversary of the Closing Date, any Indemnity Escrow Shares shall continue to be held in escrow solely for purposes of any such pending claim. In any event, if a Claim is made beyond the one year anniversary date based on a longer applicable statute of limitations, no Indemnity Escrow Shares shall be available to satisfy any such Claim.

      (j) The number of Indemnity Escrow Shares is inclusive with the Karrell Escrow Shares, thus, any Indemnity Escrow Shares which are set aside to Ocean West to satisfy a Claim shall reduce the number of Karrell Escrow Shares available under subsection (d) above.

      (k) In the event that any Escrow Shares remain in Escrow following the Fiscal 2007 Audit, in accordance with the terms of Section 2.4(h), then after the determination of the Fiscal 2007 Audit, such Escrow Shares shall be returned to authorized but unissued capital of Ocean West.

            2.5. Exchange of Certificates.

            (a) Exchange Agent. Ocean West designates Registrar and Transfer Company, located in Cranford, New Jersey, or its successor, to act as agent for the holders of the Karrell Shares in connection with the Exchange (the "Exchange Agent") to receive in trust, the certificate(s) ("Certificates") representing the Karrell Shares in exchange for the Ocean West Shares and to issue the Ocean West Shares to the Karrell Shareholders.

            (b) Lost, Stolen or Destroyed Certificates. In the event any Certificate(s) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate(s) to be lost, stolen or destroyed and, if required by Ocean West, the posting by such person of a bond in such sum as Ocean West may reasonably direct as indemnity against any claim that may be made against any party hereto or the Company with respect to such Certificate(s), the Company will issue replacement certificate(s) in exchange for such lost, stolen or destroyed certificate(s) in respect of the Karrell Shares represented by such lost, stolen or destroyed Certificate(s).

            2.6. Adjustments. If at any time during the period between the date of this Agreement and the Closing Date, any change in the outstanding shares of capital of Ocean West shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, the number of Ocean West Shares to be exchanged shall be appropriately adjusted to provide the holders of Karrell Shares with the same economic effect as before the event.

            2.7. Fractional Shares. No fractional Ocean West Shares shall be issued in the Exchange.

            2.8. Net Working Capital Adjustment.

            (a) The parties hereto have agreed that the number of Ocean West Shares to be exchanged in the Exchange was determined based on the assumption that the Final Net Working Capital (as defined in paragraph (e) below) would be not less than US$3,600,000.

            (b) Net Working Capital Statement. As soon as practicable, but not later than thirty (30) days, following the Closing Date, Ocean West shall prepare and deliver to the Karrell Shareholder Representative a statement (the "Net Working Capital Statement"), setting forth the Net Working Capital as of the Closing Date. The Net Working Capital Statement shall be prepared in good faith in accordance with the terms of this Agreement and shall be accompanied by a certificate as to such preparation executed by the Chief Executive Officer of Ocean West and shall include a worksheet indicating how such statement was calculated. Upon receipt of the Net Working Capital Statement, the Karrell Shareholder Representative and his agents and representatives shall be given reasonable access to all of the Company's books and records during regular business hours for the purpose of verifying the Net Working Capital Statement.

            (c) Protest Notice. Within fifteen (15) days following delivery of the Net Working Capital Statement to the Karrell Shareholder Representative, the Karrell Shareholder Representative may deliver written notice (the "Protest Notice") to Ocean West of any disagreement that the Karrell Shareholder Representative may have as to any amount included in or omitted from the Net Working Capital Statement. Such Protest Notice shall set forth in reasonable detail the basis of such disagreement together with the amount(s) in dispute. The failure of the Karrell Shareholder Representative to deliver such Protest Notice within the prescribed time period will constitute the acceptance of the Net Working Capital Statement as determined by Ocean West.

            (d) Resolution of Protest. If Ocean West and the Karrell Shareholder Representative are unable to resolve any disagreement as to any amount included in or omitted from the Net Working Capital Statement within fifteen (15) days following Ocean West's receipt of the Protest Notice, then the amounts in dispute will be promptly referred to an accounting firm mutually agreeable to Ocean West and the Karrell Shareholder Representative (the "Accountants") for final arbitration within forty-five (45) days after submitting the matter to the Accountants, which arbitration shall be final and binding on both Ocean West and the Karrell Shareholders. The Accountants shall act as an arbitrator to determine, based solely on presentations by Ocean West and the Karrell Shareholder Representative, and not by independent review, only those amounts still in dispute. The fees and expenses of the Accountants shall be paid by Ocean West. The term "Final Net Working Capital Statement," as used in this Agreement, shall mean the definitive Net Working Capital Statement accepted by the Karrell Shareholder Representative or agreed to by the Karrell Shareholder Representative and Ocean West in accordance with Section 2.8(c) or the definitive Net Working Capital Statement resulting from the determinations made by the Accountants in accordance with this Section 2.8(d).

            (e) Payment. Within fifteen (15) days of the determination of the Final Net Working Capital Statement, if the Net Working Capital of the Company and its subsidiaries set forth on the Final Net Working Capital Statement (the "Final Net Working Capital") is less than US$3,600,000, then the aggregate number of Ocean West Shares to be delivered to Karrell Shareholders shall be reduced by two-thirds of one Ocean West Share for each U.S. dollar that the Final Net Working Capital is less than US$3,600,000.

            2.9. Indebtedness Adjustment. If the aggregate long-term Indebtedness of the Company and its Subsidiaries outstanding as of the open of business on the Closing Date (the "Closing Indebtedness"), is greater than US$4 million, the number of Ocean West Shares to be issued to the Karrell Shareholders at the Closing shall be reduced by two-thirds of one Ocean West Share for each U.S. dollar that the Closing Indebtedness exceeds US$4 million.

            2.10. Taking of Necessary Action; Further Action.

      If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of the Company are fully authorized in the name of the Company or otherwise to take, and will take, all such lawful and necessary action.

            2.11. Tax-Free Reorganization. The parties intend that (i) the transactions contemplated under this Agreement qualify as a tax-free reorganization under Section 368(a)(1) of the Code, and (ii) that the Exchange will qualify for scrip for scrip roll-over relief for Australian income tax purposes (under Subdivision 124-M of the Income Tax Assessment Act 1997) for the Karrell Shareholders (other than Madison).

                                  ARTICLE III

                         OTHER AGREEMENTS AND COVENANTS

            3.1. Due Diligence.

            (a) By Ocean West. From the date hereof through the Closing Date (the "Ocean West's Due Diligence Period"), Ocean West will have the right to conduct (at its expense), during regular business hours, such due diligence, inspections and investigations as it may reasonably require with respect to the Company, its Subsidiaries and the Business, including, without limitation, claims relating to the Company, its Subsidiaries or their business, and all operational, environmental (excluding environmental testing), legal, regulatory, accounting and financial matters relating to the Company, its Subsidiaries or their business. During Ocean West's Due Diligence Period, upon reasonable prior written notice during regular business hours, the Company will permit Ocean West and its representatives to have reasonable access to and to inspect (a) all of the foregoing (subject to restrictions contained in confidentiality agreements to which the Company or any of its Subsidiaries is subject and the protection of privileged information) and, (b) work history related to employees of the Company and its Subsidiaries. All information obtained by Ocean West hereunder shall be treated as confidential information pursuant to Section 3.9. The Company will cooperate, and use commercially reasonable efforts to cause its officers and employees to cooperate, with such due diligence, inspections and investigations.

            (b) By the Company. From the date hereof through the Closing Date (the "Company's Due Diligence Period"), the Company will have the right to conduct (at its expense), during regular business hours, such due diligence, inspections and investigations as it may reasonably require with respect to Ocean West and its Subsidiaries, including, without limitation, claims relating to Ocean West, and all operational, environmental (excluding environmental testing), legal, regulatory and financial matters relating to Ocean West. During the Company's Due Diligence Period, upon reasonable prior notice during regular business hours, Ocean West will permit the Company and its representatives to have reasonable access to and to inspect (a) all of the foregoing (subject to restrictions contained in confidentiality agreements to which Ocean West is subject and the protection of privileged information) and (b) work history related to employees of Ocean West and its Subsidiaries. All information obtained by the Company hereunder shall be treated as confidential information pursuant to Section 3.9. Ocean West will cooperate, and will use its commercially reasonable efforts to cause its officers and employees to cooperate, with such due diligence, inspections and investigations.

            3.2. Non-Negotiation. In consideration of the substantial expenditure of time, effort and expense undertaken by Ocean West in connection with its due diligence review and the preparation and negotiation of this Agreement, from and after the date of this Agreement until the earlier of the termination of this Agreement or the Closing, the Company agrees that it will not, and will not permit, any Subsidiary of the Company, or the shareholders, directors, officers, employees, representatives and other agents of any of the foregoing, to, directly or indirectly, (1) solicit, initiate, or encourage any Acquisition Proposal, (2) engage in negotiations or discussions concerning, provide any non-public information to any person or entity in connection with, or enter into any agreement with respect to, any Acquisition Proposal or (3) agree to, approve, recommend or otherwise endorse or support any Acquisition
Proposal. The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will promptly advise Ocean West of the terms of any communications they may receive relating to any Acquisition Proposal.

            3.3. Conduct of Business. Prior to Closing, the Company and its Subsidiaries shall conduct business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, but subject to
Section 3.4, the Company will:

            (a) itself, and will cause its Subsidiaries to, use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the Company and its Subsidiaries, (ii) keep available (subject to dismissals, voluntary departures and retirements in the ordinary course of business consistent with past practice) the services of the present officers, employees and consultants of the Company and its Subsidiaries, (iii) maintain the material assets and material properties of the Company and its Subsidiaries in working order and condition subject to ordinary wear and tear, (iv) maintain the goodwill of customers, lenders, suppliers and other Persons to whom the Company or any Subsidiary thereof provides services or with whom the Company or any Subsidiary thereof otherwise has significant business relationships consistent with past practice and (v) continue the sales, marketing and promotional activities relating to the business and operations the Company and its Subsidiaries in the ordinary course of business consistent with past practices;

            (b) except to the extent required by applicable Law or GAAP, (i) cause the Books and Records to be maintained in the ordinary course of business consistent with past practice and (ii) not permit any material change in (A) any pricing, accounting, financial reporting or Tax practice or policy of the Company or any of its Subsidiaries except in the ordinary course of business consistent with past practice, or (B) the fiscal year of the Company or any of its Subsidiaries;

            (c) use, and will cause the Company and its Subsidiaries to use, their commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance currently in place in respect of the Business; and

            (d) cause the Company and its Subsidiaries to, promptly following receipt thereof, give Ocean West copies of any written notice received from any Governmental Authority or other Person alleging any material violation of any Law.

            3.4. Certain Restrictions. Except as set forth on Schedule 3.4 and except as performed in the ordinary course of business and consistent with past practice and notwithstanding anything in Section 3.3 to the contrary, prior to Closing, the Company shall and shall cause its Subsidiaries to refrain from:

            (a) amending their respective constitutions (or other comparable corporate charter documents) or taking any corporate action with respect to any such amendment or any reorganization, liquidation or dissolution of any such entity;

            (b) authorizing, issuing, selling or otherwise disposing of any shares of, or any option, right or warrant to purchase with respect to, capital stock of the Company or any of its Subsidiaries or altering any term of any of its outstanding securities or making any change in its outstanding shares of capital stock, convertible securities or other ownership interests, in all cases other than the Madison Preferred Share Issuance;

            (c) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of the Company or any Subsidiary not wholly owned by the Company, or directly or indirectly redeeming, purchasing or otherwise acquiring any shares of, or any option, right or warrant to purchase with respect to, capital stock of the Company or any Subsidiary not wholly owned by the Company;

            (d) mortgaging, pledging, or acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any material assets and material properties of the Company or its Subsidiaries, other than in the ordinary course of business consistent with past practice, or on any Karrell Shares;

            (e) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to, any Permit (other than in the ordinary course of business, consistent with past practice) or Material Contract, without the prior written consent of Ocean West;

            (f) incurring any obligation or liability (absolute or contingent), except for wagering liabilities, current liabilities incurred or obligations under contract entered into in the ordinary course of business;

            (g) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding AU$400,000;

            (h) making any material change in the lines of business in which the Company and its Subsidiaries participate or are engaged;

            (i) selling, assigning, transferring, abandoning or permitting to lapse any material Permits such that it would reasonably be expected to result in a Material Adverse Effect, any material Proprietary Rights or any other material intangible assets, or disclosing any material proprietary confidential information to any Person outside the ordinary course of business consistent with past practice, other than to Ocean West, and its respective representatives, or granting any license or sublicense of any rights under or with respect to any material Proprietary Rights (other than in the ordinary course of business consistent with past practice);

            (j) materially changing its cash management practices (including, without limitation, the timing of collection of receivables and payment of payables and other current liabilities);

            (k)  entering  into  any  merger,  acquisition,   joint  venture  or
partnership;

            (l) waiving any rights of material value;

            (m) making any election or giving any consent under the Code or the tax statutes of any state or making any termination, revocation or cancellation of any such election or any consent or compromise or settle any claims for past or present tax due;

            (n) engaging any new employee for a salary in excess of AU$150,000 per annum;

            (o) changing its method of accounting or the accounting principles or practices utilized in the preparation of the financial statements other than as required by GAAP; or

            (p) committing or entering into any agreement to do or engage in any of the foregoing.

            3.5. Financial Statements. As promptly as practicable and in any event no later than twenty (20) days after the end of each calendar month ending after the date hereof and before the Closing Date, the Company will deliver to Ocean West true and complete copies of the unaudited consolidated balance sheet and the related unaudited consolidated statements of income, shareholders' equity and cash flows, of the Company and its consolidated Subsidiaries (collectively, the "Financial Statements") as of and for each such calendar month and the portion of the fiscal year then ended, which financial statements shall be prepared on a basis consistent with those accounting principles and procedures employed in the preparation of the Financial Statements (except for year end adjustments that are not material, individually or in the aggregate and the absence of footnotes) and shall be certified in writing to Ocean West as true and correct in all material respects by the Chief Executive Officer of the Company.

            3.6. Employee Matters. Except as may be required by Law or as set forth on Schedule 3.6, prior to Closing and only to the extent such action will have a Material Adverse Effect on the Company business operations or financial condition, the Company will refrain, and will cause its Subsidiaries to refrain, from directly or indirectly:

            (a) making any increase in the salary, wages or other compensation from the Company or any of its Subsidiaries of any officer or employee of the Company or any of its Subsidiaries whose annual salary is or, after giving to such change, would be AU$100,000 or more (other than pursuant to the terms of existing agreements in effect as of the date hereof); or

            (b) adopting, entering into, amending, modifying or terminating (partially or completely) any Employee Benefit Plan, except to the extent required by applicable Law and, in the event compliance with legal requirements presents options, only to the extent that the option which the Company or any of its Subsidiaries reasonably believes to be the least costly is chosen.

            (c) establishing or modifying any (i) performance compensation thresholds or similar targets affecting compensation in respect of any fiscal year under any Employee Benefit Plan of the Company, Contract for employment to which the Company or any Subsidiary thereof is party or other employee compensation arrangement with respect to the Company's or any of its Subsidiaries' employees or (ii) salary ranges, compensation increase guidelines or similar provisions in respect of any Employee Benefit Plan of the Company, Contract for employment to which the Company or any Subsidiary thereof is party or other employee compensation arrangement with respect to the Company's or any of its Subsidiaries' employees. The Company will promptly notify Ocean West in writing of each receipt by the Company or any Subsidiary of the Company (and furnish Ocean West with copies thereof) of any written notice of investigation or administrative proceeding by the IRS, Department of Labor, Pension Benefits Guaranty Corporation ("PBGC") or other Person or the Australian Equivalent involving any Employee Benefit Plan.

            3.7. Affiliate Transactions. Except as set forth on Schedule 3.7, and in respect of any loans from Karl J. O'Farrell to the Company and/or its subsidiaries on or prior to the Closing, all Indebtedness and other amounts owing under Contracts (other than Transaction Documents and employment, restrictive covenant, confidentiality and similar agreements with employees of the Company and its Subsidiaries) between the Company, any Affiliate of the Company, or any officer, director, manager, or spouses, parents, children or siblings of any director, or officer or member of the Company or Affiliate of any of the foregoing (other than the Company or any Subsidiary thereof), on the one hand, and the Company or any of its Subsidiaries, on the other hand, will be paid in full, and the Company will terminate and will cause any such Affiliate of the Company, or officer, director, manager, or spouses, parents, children or siblings of any director, officer or member of the Company or Affiliate of any of the foregoing to terminate, each such Contract with the Company or any Subsidiary thereof, including, but not limited to any management services agreements, between any such Person and the Company, without any obligation thereunder surviving such termination. Prior to the Closing, except as expressly contemplated by this Agreement or any other Transaction Document, neither the Company nor any Subsidiary thereof will enter into any Contract or amend or modify in any material respect any existing Contract, or engage in any transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis, with the Company or any such Affiliate of the Company, or officer, director, manager, or spouses, parents, children or siblings of any director, officer or member of the Company or Affiliate of any of the foregoing.

            3.8. Regulatory and Other Approvals. Prior to Closing, the Company will, and will cause its Subsidiaries to, (a) use reasonable efforts, as promptly as practicable, to (i) obtain all consents, approvals or authorizations of, to make all filings with and to give all notices to all Governmental Authorities or any other Person required of the Company or any Subsidiary of the Company to consummate the transactions contemplated hereby and by the Transaction Documents and operate their business immediately after the Closing in the same manner as operated prior to the Closing, in each case, at the sole cost and expense of Ocean West, and (ii) maintain all Material Contracts and Permits in full force and effect upon and immediately after the consummation of the transactions contemplated hereby and by the other Transaction Documents, and
(b) cooperate with Ocean West as promptly as practicable in obtaining such consents, approvals or authorizations or, making such filings with and giving such notices. Prior to Closing, the Company will provide prompt notification to Ocean West when any such consent, approval, authorization, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will periodically advise Ocean West of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the other Transaction Documents.

            3.9. Confidential Information. From the date of this Agreement until the earlier of the termination of this Agreement or the Closing, except as required by applicable Law or by legal or regulatory process or in connection with the financing of the transactions contemplated hereby, all parties hereto shall keep secret and retain in strictest confidence, and refrain from using for their benefit or the benefit of others, or disclosing to others, all confidential matters relating to the Company, any of its Subsidiaries or the Business (except, with respect to the Company, in the ordinary course of business, consistent with past practice).

            3.10. Capital Contribution. At the Closing, Ocean West shall make the Capital Contribution.

            3.11. Tax Cooperation and Other Tax Matters.

            (a) For the 18-month period following the Closing, Ocean West and the Company agree to furnish or cause to be furnished to each other, upon reasonable request, as promptly as practicable, such information and assistance relating to the Company and its Subsidiaries (including access to Books and Records) as is reasonably necessary for the filing of all Tax Returns, the making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return.

            (b) Prior to Closing, the Company shall not to take or omit to take any action out of the ordinary course of business inconsistent with past practice if such action or omission could have the effect of increasing the Tax liability relating to the Company or its Subsidiaries (and, following the Closing, Ocean West or any of Ocean West's Affiliates).

            (c) The Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, sue, transfer, value added, stock transfer and stamp taxes, any transfer, recording, transactions contemplated by this Agreement (together with any related interest, penalties or additions to tax, "Transfer Taxes"). The Company hereby acknowledges and agrees that all Transfer Taxes shall be paid by the Company and shall expressly not be a liability of Ocean West.

            (d) On the Closing Date, all Tax sharing agreements and arrangements (excluding in any event this Agreement) between (a) the Company on the one hand, and (b) the Company or any of its Affiliates (other than the Company and its Subsidiaries), on the other hand, shall be terminated effective as of the Closing and have no further effect for any taxable year or period (whether a past, present, or future year or period), and no additional payments shall be made thereunder after the Closing Date with respect to any period in respect of the redetermination of Tax liabilities or otherwise.

            3.12. Notice and Cure. If the Company obtains knowledge of any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any condition set forth in Section 6.1 to be incapable of ever being satisfied, it will notify Ocean West promptly in writing of, and contemporaneously will provide Ocean West with true and complete copies of any and all information or documents relating to such event, transaction or circumstance. No notice given pursuant to this Section 3.12 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or in any way limit the remedies available to Ocean West hereunder.

            3.13.  Assistance  with  Financing.  Prior to  Closing,  the Company shall, and shall cause its Subsidiaries to, at Ocean West's sole cost and expense, to the extent Ocean West may reasonably request in connection with any equity financing Ocean West may seek to obtain in order to fund the transactions contemplated hereby, use commercially reasonable efforts to: (i) cooperate in the preparation of any registration statement, prospectus, prospectus supplement, offering memorandum, bank book or similar document, (ii) make senior management of the Company and its Subsidiaries reasonably available for customary "roadshow" presentations, lenders' meetings and presentations to rating agencies, (iii) cooperate with prospective underwriters, lenders, placement agents, initial purchasers and their respective advisors in performing their due diligence, (iv) provide all financial statements and financial and other information (including footnote disclosures) in the Company's possession that have been prepared prior to the date hereof, including without limitation the audited financial statements of the Company as of December 31, 2005 and December 31, 2004 and, in each case, for the year then ended, (v) use reasonable efforts, if requested, to cause the Company's accountants to provide comfort letters to any underwriters or initial Ocean West, including without limitation standard negative assurance on any interim period or pro forma financial statements and consent to inclusion of such financial statements in any registration statement, prospectus, prospectus supplement, offering memorandum or similar document, and (vi) with the prior written consent of the Company, allow reasonable access to its financial and accounting personnel during normal business hours and in any event without causing undue business interruption to the operations of the Business and provide access to preliminary financial statements and other financial information to be used in connection with the preparation of pro forma financial information. Subject to the Company's prior written consent, Ocean West may use the Company's name and logo in a registration statement, prospectus, prospectus supplement, offering memorandum, bank book, or similar document related to the financing of the transactions contemplated hereby.

            3.14.  Registration  Rights.  Ocean West shall file with the SEC, no later than 30 days following the Closing (the "Scheduled Filing Date"), a Registration Statement on Form S-4 or such other suitable form (the "Mandatory Registration Statement") in accordance with the terms and conditions of the Regulation Rights Agreement in the form attached hereto as Exhibit 3.14. The
Mandatory   Registration  Statement  shall  cover  the  registration  under  the
Securities Act of the Ocean West Shares (the "Registrable Securities"). The Registrable Securities include all the Escrow Shares. Karl J. O'Farrell, Helen McRae and Madison agree, until the date which is the 12 month anniversary of the Closing Date, to provide Ocean West with five (5) days prior notice of such person's intention of sell more than 50,000 Registrable Securities in any single transaction or more than 250,000 Registrable Securities in any series of transactions in any consecutive 30 day period. Ocean West shall cause the Mandatory Registration Statement to be declared effective under the Securities Act as soon as commercially reasonable following the Scheduled Filing Date (the "Effectiveness Date"), and shall use its best efforts to keep the Mandatory Registration Statement continuously effective under the Securities Act until the date which is the later of (i) three years after the Effectiveness Date or (ii) at such time as all of the Registrable Securities have been resold.

            Ocean West shall permit the Mandatory Registration Statement to become effective within five business days after receipt of a "no review" notice from the Commission and promptly file with the SEC a request for acceleration of the effectiveness of the Mandatory Registration Statement to a time and date not later than two business days after the submission of such request. Ocean West shall respond promptly to any and all comments made by the SEC on the Mandatory Registration Statement.

            3.15. Anti-Dilution Protection. Ocean West covenants and agrees with the Karrell Shareholders that for so long as the Escrow Agent holds any Escrow Shares, the number of Ocean West Shares have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or exchange of more shares, then the number of Ocean West Shares shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, reverse split, combination, exchange of more shares or other similar transactions.

            3.16. Ocean West Actions. Prior to Closing, Ocean West shall, and shall cause its Subsidiaries to, conduct their business in the ordinary course. Without limiting the foregoing, Ocean West covenants and agrees with the Karrell Shareholders that neither Ocean West nor its Subsidiaries shall (i) make any material change in the lines of business in which Ocean West and its Subsidiaries participate or are engaged or enter into any new line of business,
(ii) enter into any merger, acquisition, joint venture or partnership except as disclosed in writing to the Company as of the date hereof, (iii) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder, and (iv) authorize, commit or enter into any agreement to do or engage in any of the foregoing without the approval of the Company.

            3.17. Ocean West Board of Directors. Ocean West covenants and agrees with the Karrell Shareholders that, Karl J. O'Farrell shall be elected by Ocean West's Board of Directors as a member of such Board as of the Closing Date and following Closing, Ocean West shall take all steps necessary in order to have Ocean West's shareholders re-elect Karl J. O'Farrell to its Board of Directors, including, the calling of a meeting of its shareholders to approve the election of Mr. O'Farrell and the preparation of all proxy materials in respect of such meeting of shareholders and the filing of such proxy materials with the SEC, the timely mailing of such materials to Ocean West's shareholders thereafter and the recommendation to Ocean West's shareholders to approve the re-election of Mr. O'Farrell to Ocean West's Board of Directors.

      On Closing and at the date of election of Mr. O'Farrell to Ocean West's Board of Directors, Ocean West's Board of Directors shall consist of four persons. If at any time thereafter, Ocean West shall increase the size of its Board of Directors beyond four directors, Ocean West covenants and agrees with the Karrell Shareholders that Mr. O'Farrell shall be entitled to designate a second director to the Board of Directors of Ocean West and Ocean West shall take the actions described in the foregoing paragraph to facilitate the election of such additional person to its Board of Directors.

            3.18. Ocean West Capitalization. Ocean West covenants and agrees with the Karrell Shareholders that, for the 12 month period immediately following the Closing, there shall be no more than 100,000,000 shares of Common Stock authorized, unless such increase is approved by the holders of at least a majority of Ocean West's issued and outstanding shares of Common Stock and by the unanimous vote of the Board of Directors of Ocean West and provided that for the 12 month period immediately following the Closing the issuance of any shares of Common Stock of Ocean West in excess of (i) the shares issued and outstanding on the Closing Date; (ii) all shares reserved for issuance pursuant to outstanding derivative securities and/or existing compensation plans, as publicly disclosed by Ocean West prior to the date hereof in its reports under the Exchange Act; (iii) any new compensation plan approved by a majority of the non-affiliated public Ocean West Stockholders; (iv) issued in connection with the financing of the Exchange if approved in writing by the Karrell Shareholder Representative; or (v) issued in connection with a potential merger or acquisition disclosed in writing by Ocean West to the Company, shall require the unanimous approval of Ocean West's Board of Directors. Notwithstanding the foregoing, in the event that Ocean West shall increase the size of its Board of Directors beyond four directors, the above-described requirement to have unanimous Board of Directors approval shall be replaced by the requirement to obtain approval of at least a majority of the "independent directors" of Ocean West, as such term is defined under the Sarbanes-Oxley Act of 2002 and/or any applicable securities exchange.

            3.19. Company Board of Directors. Ocean West, upon consummation of the transactions contemplated hereby, shall have authority to appoint fifty (50%) percent of the Company's Board of Directors, subject to compliance with Australian Law.

            3.20. Deed of Accession. Each Initial Karrell Shareholder and the Company undertake to use reasonable endeavors to procure the Remaining Karrell Shareholders, by no later than the Business Day prior to the Closing Date, to accede to this Agreement (and thereby agree to transfer their Remaining Karrell Shares to Ocean West in exchange for Common Stock of Ocean West) by entering into a Deed of Accession.

                                   ARTICLE IV

       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND KARL J. O'FARRELL

      The Company and Karl J. O'Farrell, jointly and severally, and, where stated, the Karrell Shareholders, represent and warrant to Ocean West, as follows:

            4.1. Karrell Shares.

            Ownership. Each Karrell Shareholder, individually and not jointly, represents and warrants that each of his (her) Karrell Shares is validly issued, and is a fully paid and non-assessable ordinary share in the capital of the Company, free and clear of all Liens (other than restrictions on transfer arising under any applicable securities laws). There are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the voting (including, without limitations, voting trusts and proxies), sale, purchase, redemption or other transfer of the Karrell Shares.

            4.2. Authorization.

            (a) The Company, is duly organized and validly existing under the laws of Australia, and has full power, right and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and properly authorized by all requisite action in accordance with applicable Law and with the organizational documents of the Company.

            (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms. Each of the other Transaction Documents to be executed and delivered by or on behalf of the Company will be duly executed and delivered by the Company and when so executed and delivered, will be the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The enforceability of this Agreement and each of the other Transaction Documents is subject to (i) the effect of any applicable Law of general application relating to bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights and relief of debtors generally and (ii) the effect of rules of law and general principles of equity, including those governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            4.3. No Conflicts. Neither the execution and delivery of this Agreement and the other Transaction Documents by the Company, nor the performance by the Company of the transactions contemplated hereby or thereby will:

            (a)  violate  or  conflict  with or result in a breach of any of the
terms,   conditions  or  provisions  of  the  constitution,   by-laws  or  other
organizational documents of the Company or any Subsidiary of the Company;

            (b) violate or conflict with or result in a material breach of any Law applicable to the Company or its Subsidiaries or by which its or any of their respective properties or assets are bound or affected;

            (c) result in any breach or constitute (with or without notice or lapse of time or both) a default (or an event that with notice or lapse of time would become a default) under or otherwise violate any Material Contract, or any material Permit of the Company or any of its Subsidiaries;

            (d) constitute an event which would permit any party to terminate, or accelerate the maturity of any Indebtedness or other obligation under any Material Contract;

            (e) impair the Company's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties or assets are bound or affected;

            (f) result in the creation or imposition of any Lien upon the Karrell Shares or any material asset of the Company or any Subsidiary of the Company; or

            (g) require any Permit, authorization, consent, approval, exemption or other action by or notice to any Person or Governmental Authority pursuant to any Laws.

            4.4. Organization; Subsidiaries.

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Australia. Each Subsidiary of the Company is duly organized and validly existing under the laws of Australia. Each of the Company and its Subsidiaries has full power and authority to carry on its business as presently conducted by it and to own or hold under lease the properties and assets it now owns or holds under lease. The name of each director and executive officer of the Company and each Subsidiary thereof is set forth opposite the position held by same, on Schedule 4.4(a). The Company shall deliver to Ocean West prior to Closing true and correct copies of the Company's and its Subsidiaries' (i) corporate, constitution, organizational documents, including, but not limited to, certificates or articles of incorporation, bylaws, operating agreements, certificates of limited partnership, partnership agreements and certificates of existence, as applicable, (ii) minute books (containing the records of meetings of the shareholders and boards of directors or committees thereof), and (iii) share ledgers of records.

            (b) The  Company has no  Subsidiaries  other than those set forth on
Schedule 4.4(b). Other than as set forth on Schedule 4.4(b), the Company owns beneficially and of record 100% of the outstanding share capital or other equity interests of each Subsidiary thereof set forth thereon, free and clear of all Liens (other than restrictions on transfer arising under any applicable securities laws). Except as set forth in Schedule 4.4(b), there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the voting (including, without limitation, voting trusts and proxies), sale, purchase, redemption or other transfer of any share capital of any Subsidiary of the Company.

            4.5. Capitalization. Schedule 4.5 sets forth the total number of issued and outstanding shares in the capital or other equity interest, of the Company and any Subsidiary thereof, the names of the beneficial and record holders thereof and the number of shares held by each such holder. All of the outstanding shares in the capital of the Company and any Subsidiary thereof have been validly issued and are fully paid and non-assessable. No shares in the capital of the Company or any Subsidiary thereof are subject to, nor have been issued in violation of, preemptive or similar rights. Except as set forth on
Schedule 4.5 and the Madison Preferred Share Issuance, neither the Company nor any Subsidiary thereof has any outstanding share capital or other equity interests, or other securities convertible into or exchangeable for shares in its capital or other equity interests, and neither the Company nor any Subsidiary thereof has any outstanding share appreciation rights, profit participation rights or phantom stock, or calls, options, warrants or rights to subscribe for or to purchase its share capital or other equity interests or any stock or securities directly or indirectly convertible into or exchangeable for share capital or other equity interests. Neither the Company nor any Subsidiary thereof is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its share capital or any warrants, options or other rights to acquire its share capital. All issuances, sales and repurchases by the Company and any Subsidiary thereof of its respective share capital or other equity interests have been effected in compliance with all applicable Laws, including, without limitation, applicable federal and state securities laws.

            4.6. Financial Statements. The following financial statements (the "Financial Statements") have been provided to Ocean West: audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2004 and December 21, 2005 and the related audited statements of income and comprehensive income, shareholders' equity and cashflows for the two (2) years then ended, together with a true and correct copy of the report on such audited information by Duesbury Nexia, and all letters from such accountants with respect to the results of such audits. The Financial Statements are complete and correct in all material respects, are consistent with the Books and Records, and fairly present the financial condition, assets and liabilities of the Company, as of their respective dates and the results of operations, shareholders' equity, as applicable, and cash flows for the periods related thereto in accordance with GAAP.

            4.7. Absence of Undisclosed Liabilities.

            (a) Except as and to the extent of (i) Liabilities expressly reflected or reserved for on the Financial Statements, (ii) Liabilities incurred in the ordinary course of business since the date of the Financial Statements (none of which is a Liability for breach of contract, breach of warranty, product liability, tort or infringement, a claim or lawsuit, or an environmental liability), (iii) Liabilities which individually or in the aggregate are not material to the Company or any of its Subsidiaries (iv) obligations arising under any contract to which the Company or any of its Subsidiaries is a party but only to the extent such obligations do not arise from or relate to any breach by the Company or any of its Subsidiaries or any event, circumstance or occurrence that, with notice or lapse of time would constitute a breach by the Company or any Subsidiary and (v) Liabilities set forth on Schedule 4.7(a), none of the Company nor any of its Subsidiaries has any Liabilities, which is material to the condition (financial or otherwise) of the assets, properties, business or prospects of the Company and the Subsidiaries taken as a whole.

            (b) Except as set forth on Schedule 4.7(b), none of the Company nor any Subsidiary thereof has any Liabilities to, and no Indebtedness is owed to or from, the Company or any Affiliate of the Company or any officer, director, manager of any of the foregoing or spouses, parents, children and siblings of any director, officer or member of the Company or any Affiliates of any of the foregoing.

            4.8. Assets.

            (a) Title. The Company or a Subsidiary thereof has valid rights under Contract to use, all material tangible personal property, all material intangible assets, used in the conduct of the Business by the Company and the Subsidiaries thereof as presently conducted, other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property, intangible assets, properties and rights, and Real Property is free and clear of all Liens, other than Permitted Liens.

            (b) Condition. All of the assets of the Company and its Subsidiaries are, in all material respects, in working condition and repair and are useable in the ordinary course of business.

            4.9. Material Contracts. As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract that (either individually or together with any related or similar Contract) is material to the business of the Company and its Subsidiaries, taken as a whole, except as disclosed on Schedule 4.9 hereof (the "Material Contracts").


      4.10 Real Property. Schedule 4.10 lists all real property used or held for use by the Company or any Subsidiary thereof which is owned or leased by the Company or any Subsidiary thereof from third parties (the "Real Property"). Each of the Company and the Subsidiaries thereof is the sole legal and equitable owner of the leasehold interest it holds in the Real Property and possesses a valid leasehold interest thereto, free and clear of all Liens (other than Permitted Liens) that could impair the ability of the Company or a Subsidiary thereof to realize the benefits of the rights provided to it under lease, and the right to quiet enjoyment of such Real Property. No party to any lease has sent written notice to the other claiming that such party is in default thereunder and that such default remains uncured. There has not occurred any event which would constitute a breach of default in the performance of any covenant, agreement or condition contained in any Lease.

      4.11 Litigation. There is no suit, action, proceeding, investigation, arbitration, mediation, claim or order pending or, to the knowledge of the Company, threatened, against the Company, any Subsidiary thereof, or any of the current officers or directors of the Company or any Subsidiary thereof with respect to their service as an officer or director of the Company or any Subsidiary thereof, before any court, or before any Governmental Authority. Neither the Company nor any Subsidiary thereof (a) is subject to any material judgment, order or decree of any Governmental Authority or (b) is engaged in any legal action to recover monies due it or for damages sustained by it. Schedule
4.11 also sets forth a complete and correct list and description of all material claims, suits, actions, proceedings and investigations made, filed or otherwise initiated in connection with the Company or any of its Subsidiaries which have been resolved in the past two (2) years and the resolution thereof.

      4.12 Compliance with Applicable Laws. None of the Company nor any Subsidiary thereof is in material violation of any Law or other requirements of any Governmental Authority having jurisdiction over them or their respective assets, properties or businesses, in connection with the conduct, ownership, use, occupancy or operation of the Business, including, without limitation, regarding any alleged failure to possess any license, Permit, authorization or other approval. The Company or any Subsidiary thereof has not received written notice asserting any such past or present violation, and no facts or circumstances exist which would reasonably be expected to cause the Company or any Subsidiary thereof to be in any such violation in the future.

      4.13 Proprietary Rights.

            (a) Except as set forth on Schedule 4.13(a), the Company and its Subsidiaries own, or are licensed, or otherwise possess legally enforceable rights, to use, sell, distribute or license, as applicable, all Proprietary Rights used by the Company and its Subsidiaries in or as part of the Business as currently conducted by the Company and its Subsidiaries ("Company Intellectual Property") and that is material to that Business. Schedule 4.13(a) contains a complete and correct list of all of the Company's and its Subsidiaries' present and pending applications for the registration of intellectual property. Except as set forth on Schedule 4.13(a), the Company and its Subsidiaries own or have licenses for all material software used in their business. Except as set forth on Schedule 4.13(a), the Company and its Subsidiaries will, immediately subsequent to the Closing hereunder, continue to own or have available for use each material item of Company Intellectual Property on such terms as are identical to those pursuant to which the Company and its Subsidiaries, immediately prior to the Closing, own or have the right to use the material Company Intellectual Property.

            (b) Schedule 4.13(b) sets forth a complete list of all (i) material licenses, sublicenses and other agreements as to which the Company or any of its Subsidiaries is a party (as licensor, licensee or otherwise) and pursuant to which the Company, any of its Subsidiaries or any other Person is authorized to use, sell, distribute or license any Proprietary Rights (including Embedded Products, as defined below) and (ii) material licenses, sublicenses or other agreements with the Company and distributors that grant any rights to use, modify, resell or sublicense any Company product. The Company has delivered to Ocean West correct and complete copies of all such licenses, sublicenses and agreements (as amended to date) set forth on Schedule 4.13(b). Neither the Company nor any of its Subsidiaries is in violation of any such license, sublicense or agreement, and such license, sublicense and agreement will continue to be in full force and effect immediately following the Closing. The term "Embedded Products" means any third Person's Proprietary Rights which are distributed by the Company and/or any of its Subsidiaries or incorporated into any existing product owned by the Company and/or any of its Subsidiaries.

            (c) Neither the Company nor any of its Subsidiaries has infringed, misappropriated or violated, or is infringing, misappropriating or violating any Proprietary Rights of any third Persons.

            (d) The Company and each of its Subsidiaries has taken all commercially reasonable security measures to safeguard and maintain the secrecy, confidentiality and value of all Company Intellectual Property. Except as set forth on Schedule 4.13(d), to the knowledge of the Company, no current or prior officer, employee or consultant of the Company or any of its Subsidiaries claims, and neither the Company nor any of its Subsidiaries is aware of any grounds for any such officer, employee or consultant to assert a claim to, or any ownership interest in, any Proprietary Right created by such officer, employee or consultant in the course of his or her relationship with the Company or any of its Subsidiaries, as applicable, as a result of having been involved in the development of such property while employed by or providing consulting services to the Company or any such Subsidiary or otherwise.

      4.14 Conduct of Business. During the period beginning on the Latest Balance Sheet Date and ending as of the date hereof, (i) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice, and (ii) there has been no change, event, occurrence, development or circumstance which, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.

      4.15. Permits. Each of the Company and its Subsidiaries hold all material Permits of Governmental Authorities necessary for its current operation of the Business, all of which as of the date hereof are listed on Schedule 4.15, and complete and correct copies of which have previously been furnished to Ocean West. Except as set forth on Schedule 4.15, upon the Closing, the Company and its Subsidiaries will hold all such Permits. Except as set forth on Schedule 4.15, the Company and each of its Subsidiaries are and have been in compliance in all material respects with all Permits set forth on Schedule 4.15, all of which are valid, binding and in full force and effect, and none of the Company nor any Subsidiary thereof has received any written notice to the contrary. Except as disclosed on Schedule 4.15, none of such Permits will require the consent, approval, novation or waiver of, or giving of notice to, any Governmental Authority or other third party in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

      4.16. Employee Benefit Plans.

            (a) Schedule 4.16(a) sets forth a complete list of all Employee Benefit Plans (including without limitation, all Contracts to which the Company is party with current or former employees, consultants or independent contractors) which the Company or any Subsidiary thereof maintains or contributes to, or with respect to which the Company or any Subsidiary thereof has any material Liability (each, an "Employee Benefit Plan of the Company"). The Company has delivered complete copies to Ocean West of each written Employee Benefit Plan of the Company, as amended to the date hereof.

            (b) Other than as set forth on Schedule 4.16(b), each Employee Benefit Plan of the Company has been in compliance and currently complies in form and in operation in all material respects with all applicable Australian Laws.

            (c) Other than as set forth on Schedule 4.16(c), there are no actions, suits, investigations or claims pending or, to the knowledge of the Company, threatened with respect to any Employee Benefit Plan of the Company, or the assets thereof (other than routine claims for benefits), and, to the knowledge of the Company, there are no facts which could reasonably by expected to give rise to any liability, action, suit, investigation, or claim against any Employee Benefit Plan of the Company, any fiduciary or plan administrator thereof.]

      4.17. Affiliate Transactions. Except as set forth in Schedule 4.17, neither the Company, nor any officer, director, manager or Affiliate (or any officer, director or manager of any such Affiliate) of the Company or any Subsidiary of the Company, or spouses, parents, children or siblings of any director, officer or member of the Company or any Affiliate of any of the foregoing, has any direct or indirect interest (other than an equity interest of less than two percent (2%) of a publicly held company) in any customer of the Company or any Subsidiary thereof, or in any Person from whom or to whom the Company or any Subsidiary thereof has leased any real or personal property or in any other Person with whom the Company or any Subsidiary thereof has any material business relationship. Except as set forth in Schedule 4.17, no affiliate is a party to any contract with, or has any claim or right against the Company.

      4.18. Employees; Salaries; Personnel Agreements, Plans and Arrangements.

            (a) Schedule 4.18(a) contains a true, complete and correct list as of the date hereof setting forth (i) the names, hire dates, current compensation rates and job titles of all individuals presently employed by the Company or any Subsidiary thereof on a salaried basis receiving annual salary in excess of AU$75,000 and (ii) the names and total annual compensation for all independent contractors who render services on a regular basis to the Company or any Subsidiary thereof whose current annual compensation is in excess of AU$75,000. The Company has no knowledge that any employee of the Company or its Subsidiaries whose annual salary is in excess of AU$75,000 will cease to be an employee because of the consummation of the transactions contemplated by this Agreement.

            (b) Neither the Company nor any Subsidiary thereof is a party to or obligated with respect to any collective bargaining agreements or contracts with any labor union or other representative of employees or any employee benefits provided for by any such agreement. Correct and complete copies of all such documents previously have been furnished to Ocean West. No strike, picketing, work stoppage, work slow down, union organizational activity, or notice to bargain, and no allegation, charge or complaint of unfair labor practice, employment discrimination or sexual harassment or other similar occurrence is pending or, to the knowledge of the Company, is threatened except, in each case, for events that did not and would not reasonably be expected to have a Material Adverse Effect.

            4.19. Taxes.

            (a) All Australian Tax and duty returns required by law (including, but not limited to, all laws imposing or relating to income tax, fringe benefits tax, payroll tax and goods and services tax) to be lodged or filed by the Company have been lodged and filed and no returns are currently on extension;

            (b) No tax or duty or duty return contains a statement that is false or misleading in any material particular or omits to refer to any matter which is required to be included or without which the statement is false or misleading;

            (c) All records, relating to tax or duty returns or to the preparation of those returns required by law to be maintained by the Company have been duly maintained;

            (d) All taxes, levies, assessments, contributions, fees, rates, duties, and other governmental or municipal charges or impositions (other than those which may be still paid without penalty or interest) for which the Company is liable, including any penalty or interest, have been paid;

            (e) There is no current or pre-existing dispute between the Company and the Commissioner of Taxation of the Commonwealth of Australia or any other federal, state, municipal body or authority responsible for the collection of tax or duty;

            (f) All amounts of income tax required by law to be deducted by the Company from salary and wages or employees have been duly deducted and, where appropriate, duly paid;

            (g) No dividend has been paid by the Company (i) in respect of which the required franking amount (as provided for in section 160AQE of the Income Tax Assessment Act of 1936 (the "Tax Act") has exceeded the franked amount (as defined in section 160APA of the Tax Act) of the dividend, or (ii) which has been franked in excess of the required franking amount, and which would result in that company being liable to pay franking deficit tax under section 160AQJ of the Tax Act or additional tax under section 160ARX of the Tax Act; and

            (h) All documents entered into by the Company have been duly stamped.

            4.20. Accounts Receivable and Accounts Payable.

            (a) All accounts receivable of the Company and any Subsidiary thereof reflected on the balance sheet included in the Financial Statements, and all accounts receivable arising subsequent to the date thereof and prior to the Closing Date, represent trades actually made and valid claims against the respective debtors using normal collection procedures. Except to the extent reserved against any accounts receivable or as reflected by prepayments or unused credits, no counterclaims or offsetting claims with respect to such accounts receivable are pending or, to the knowledge of the Company, threatened.

            (b) The accounts payable of the Company and any Subsidiary thereof reflected on the balance sheet included in the Financial Statements, and all accounts payable arising subsequent to the date thereof and prior to the Closing Date, arose or will arise from bona fide transactions.

            4.21. Banking Facilities. Schedule 4.21 is a true, complete and correct list as of the date hereof of each bank, savings and loan or similar financial institution in which the Company or any Subsidiary thereof has an account, safe deposit box or lockbox, or maintains a banking, custodial, trading or similar relationship, the number of each such account or box, and the names of all persons authorized to draw thereon or to having signatory power or access thereto.

            4.22. Brokers' or Finders' Fees. No agent, broker, investment banker, Person or firm acting on behalf of any of the Company or any Subsidiary of the Company, or under the authority thereof, is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby except that Madison will receive the Madison Preferred Share Issuance and Vertical Capital Partners, Inc. will receive placement agent fees in connection with the transactions contemplated by this Agreement.

            4.23. Insurance. Schedule 4.23 is a true, correct and complete list and description as of the date hereof, including policy numbers, carriers and risks insured, of all insurance policies (with respect to general liability, fire, theft, product liability, automobile, property, workers' compensation, directors' and officers' liability or otherwise) of the Company or any Subsidiary thereof, or of any Person (other than the Company or any Subsidiary thereof) for the benefit of the Company or any Subsidiary thereof, correct and complete copies of which policies have previously been delivered to Ocean West. Such policies are valid, binding and in full force and effect, and none of the Company nor any Subsidiary thereof is in material default thereunder. Such policies provide insurance coverage in reasonably sufficient amounts against all risks usually insured against by companies operating similar businesses to the Business in similar localities where the Company or any Subsidiary thereof conducts the Business. None of such insurance policies will terminate, lapse or be materially modified (with or without the giving of notice or lapse of time or both) by reason of the transactions contemplated by this Agreement and the other Transaction Documents. None of the Company nor any Subsidiary thereof has received any written notice of cancellation or intent to cancel, or material increase in premiums, with respect to such insurance policies. Schedule 4.23 also contains a list of all claims filed by the Company or any Subsidiary thereof with any insurance Company since December 31, 2004, and any instances since such date of a denial of coverage of the Company or any Subsidiary thereof by any insurance company. The Company has provided Ocean West with complete and correct descriptions of all material claims made under any policies of insurance, whether or not currently in effect since December 31, 2004.

      4.24 Health, Safety and Environment.

            (a) Compliance. Except as set forth on Schedule 4.24(a), each of the Company and any Subsidiary thereof is and at all times since December 31, 2004 has been in compliance in all material respects with all Environmental and Safety Requirements applicable to their respective assets and any facilities and operations thereon;

            (b) No Hazardous Materials; No Releases.  Other than as set forth on
Schedule 4.24(b), except in compliance in all material respects with all applicable Environmental and Safety Requirements and in a manner and condition that would not reasonably be expected to give rise to material liabilities or material remedial obligations under applicable Environmental and Safety Requirements, (i) there are no Hazardous Materials on, in or under, or emanating from or affecting, the Real Property or any facilities or operations thereon;
(ii) none of the Company nor any Subsidiary thereof has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, recycled, or processed any Hazardous Material at the Real Property; and (iii) there has been no Release of any Hazardous Material at, migrating onto or under, or emanating from the Real Property.

            (c) No Orders, Actions, Claims or Notices. Other than as set forth on Schedule 4.24(c), none of the Company nor any Subsidiary thereof has (i) entered into or been a party to any consent decree, compliance order, or administrative order with respect to their respective assets, the Business, the Real Property or any facilities or operations thereon and relating to Environmental and Safety Requirements; (ii) received notice under the citizen suit provision of any Environmental and Safety Requirements in connection with their respective assets, the Business, the Real Property or any facilities or operations thereon, or (ii) received any request for information under CERCLA or any analogous Law, demand letter, notice of material violation, or written complaint or claim with respect to any Hazardous Materials relating to their respective assets, the Business, the Real Property or any facilities or operations thereon (including off-site disposal of Hazardous Materials).

      4.25. Exchange Entirely for Own Account. The Ocean West Shares to be acquired by the Karrell Shareholders will be acquired for investment for each Karrell Shareholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Karrell Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Karrell Shareholder further represents that he or she does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Ocean West Shares.

      4.26. Investment Experience. Each Karrell Shareholder is either an accredited investor under Rule 501 of Regulation D, or a sophisticated investor under Rule 506(b)(ii) under the Securities Act and/or together with the Karrell Shareholder Representative. As of the Closing Date, each Karrell Shareholder shall be aware of Ocean West's business affairs and financial condition and/or shall have had access to and will have acquired sufficient information about Ocean West to reach an informed and knowledgeable decision to acquire the Ocean West Shares. Each Karrell Shareholder has such business and financial experience as is required to give him or her the capacity to protect his or her own interests in connection with the purchase of the Ocean West Shares.

      4.27 Restricted Securities. Each Karrell Shareholder understands that the Ocean West Shares are characterized as "restricted securities" under applicable U.S. federal and state securities laws inasmuch as they are being acquired from Ocean West in a transaction not involving a public offering and that, pursuant to these laws and applicable regulations, each Karrell Shareholder must hold the Ocean West Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Karrell Shareholder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Ocean West Shares, and on requirements relating to Ocean West which are outside of each Karrell Shareholder's control.

      4.28. Legends. Each Karrell Shareholder understands that the Ocean West Shares, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE"

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF OCEAN WEST

      Ocean West hereby  represents  and warrants to the Company and the Karrell
Shareholders:

            5.1. Ocean West Shares.

            (a) Ownership. Each of the Ocean West Shares is validly issued, and is a non-assessable share of common stock of the Company, free and clear of all Liens (other than restrictions on transfer arising under any applicable securities laws). There are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the voting (including, without limitations, voting trusts and proxies), sale, purchase, redemption or other transfer of Ocean West Shares.

            (b) Valid Issuance of Common Stock. The Ocean West Shares, when issued and paid for in accordance with this Agreement will be duly authorized, validly issued, fully paid, and non-assessable and issued in compliance with all applicable federal or state securities laws.

            5.2. Authorization.

            (a) The execution, delivery and performance by Ocean West of this Agreement and each of the other Transaction Documents to which Ocean West is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and properly authorized by all requisite action in accordance with applicable Law and with the organizational documents of Ocean West.

            (b) This Agreement has been duly executed and delivered by Ocean West and constitutes the legal, valid and binding obligations of Ocean West, enforceable against Ocean West in accordance with its terms, subject to (i) the effect of any applicable Law of general application relating to bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights and relief of debtors generally and (ii) the effect of rules of law and general principles of equity, including those governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each of the other Transaction Documents to be executed and delivered by or on behalf of Ocean West will be duly executed and delivered by Ocean West and when so executed and delivered, the legal, valid and binding obligation of Ocean West enforceable against Ocean West in accordance with its terms, subject to (i) the effect of any applicable Law of general application relating to bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights and relief of debtors generally and (ii) the effect of rules of law and general principles of equity, including those governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            5.3. No Conflicts. Except as set forth on Schedule 5.3, neither the execution and delivery of this Agreement and the other Transaction Documents by Ocean West nor the performance by Ocean West of the transactions contemplated hereby or thereby will:

            (a) violate or conflict with or result in a breach of any of the terms, conditions or provisions of the organizational documents of Ocean West or any Subsidiary of Ocean West;

            (b) violate or conflict with or result in a breach of any Law;

            (c) constitute (with or without notice or lapse of time or both) a default under or otherwise violate any material contract, or any material permit of Ocean West any of its Subsidiaries;

            (d) constitute an event which would permit any party to terminate, or accelerate the maturity of any Indebtedness or other obligation under any material contract;

            (e) impair Ocean West's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease ,license, permit, franchise, or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties or assets are bound or affected;

            (f) result in the creation or imposition of any Lien upon the Ocean West Shares or any material asset of Ocean West or any Subsidiary of Ocean West; or

            (g) require any Permit, authorization, consent, approval, exemption or other action by or notice to any Person or Governmental Authority pursuant to any Laws.

            5.4. Organization; Subsidiaries.

            (a) Ocean West is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of Ocean West is duly organized and validly existing under the laws of the State of its formation or incorporation, as the case may be. Each of Ocean West and its Subsidiaries has full power and authority to carry on the business as conducted by it and to own or hold under lease the properties and assets it now owns or holds under lease. The name of each director and executive officer of Ocean West and each Subsidiary thereof is set forth opposite the position held by same, on
Schedule 5.4(a). Ocean West has delivered to the Company true and correct copies of Ocean West's and its Subsidiaries' (i) corporate, limited liability company, partnership or other organizational documents, including, but not limited to, certificates or articles of incorporation, bylaws, operating agreements, certificates of limited partnership, partnership agreements and certificates of existence, as applicable, (ii) minute books (containing the records of meetings of the shareholders and boards of directors or committees thereof), and (iii) stock ledgers of records.

            (b) Ocean  West has no  Subsidiaries  other  than those set forth on
Schedule 5.4(b). Other than as set forth on Schedule 5.4(b), the company owns beneficially and of record 100% of the outstanding capital stock or other equity interests of each Subsidiary thereof set forth thereon, free and clear of all Liens (other than restrictions on transfer arising under any applicable securities laws). Except as set forth in Schedule 5.4(b), there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the voting (including, without limitation, voting trusts and proxies), sale, purchase, redemption or other transfer of any capital stock of any Subsidiary of Ocean West.

            5.5. Capitalization. Schedule 5.5 sets forth the entire authorized capital stock and the total number of issued and outstanding shares of capital stock or other equity interest, of each of Ocean West and any Subsidiary thereof, and the number of shares of each class thereof held in its treasury. All of the outstanding shares of capital stock of Ocean West and any Subsidiary thereof have been validly issued and are fully paid and non-assessable. Since
June 6, 2005 and to its knowledge, after due inquiry, for the period prior thereto, no shares of capital stock of Ocean West or any Subsidiary thereof are subject to, nor have been issued in violation of, preemptive or similar rights. Except as set forth in Schedule 5.5: (i) neither Ocean West nor any Subsidiary thereof has any outstanding capital stock or other equity interests, and (ii) since June 6, 2005, and, to its knowledge, after due inquiry for the period prior thereto, no other securities convertible into or exchangeable for shares of its capital stock or other equity interests, and neither Ocean West nor any Subsidiary thereof has any outstanding stock appreciation rights, profit participation rights or phantom stock, or calls, options, warrants or rights to subscribe for or to purchase its capital stock or other equity interests or any stock or securities directly or indirectly convertible into or exchangeable for capital stock or other equity interests. To the best of its knowledge, neither Ocean West nor any Subsidiary thereof is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock. Since June 6, 2005 and, to its knowledge, after due inquiry for the period prior thereto, all issuances, sales and repurchases by Ocean West and any Subsidiary thereof of its respective capital stock or other equity interests have been effected in compliance with all applicable Laws, including, without limitation, applicable federal and state securities laws.

            5.6. Liabilities.

            (a) Except as and to the extent of (i) Liabilities expressly reflected or reserved for on Ocean West's financial statements described in
Section 5.8, (ii) Liabilities incurred in the ordinary course of business since June 6, 2005 (none of which is a Liability for breach of contract, breach of warranty, product liability, tort or infringement, a claim or lawsuit, or an environmental liability) and to its knowledge, after due inquiry no such Liability exists for periods prior thereto, (iii) Liabilities which individually or in the aggregate are not material to Ocean West or any of its Subsidiaries
(iv) obligations arising under any contract to which Ocean West or any of its Subsidiaries is a party, but only to the extent such obligations do not arise from or relate to any breach by Ocean West or any of its Subsidiaries or any event, circumstance or occurrence that, with notice or lapse of time would constitute a breach by Ocean West or any Subsidiary and (v) Liabilities set forth on Schedule 5.6, none of Ocean West nor any of its Subsidiaries has any Liabilities, which is material to the condition (financial or otherwise) of the assets, properties, business or prospects of Ocean West and the Subsidiaries taken as a whole.

            (b) Schedule 5.6 lists, as of December 31, 2005, the outstanding principal amount of, the outstanding interest on, and, if applicable, the maximum amount available for borrowing under, all Indebtedness of Ocean West and its Subsidiaries, identifying (i) each instrument under which any such Indebtedness will accelerate or become due or which provides for a right of redemption, repayment or repurchase on the part of the holder of such Indebtedness (with or without due notice or the lapse of time, or both) as a result of this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) each instrument under which any penalty, premium or similar fee is payable by the obligor upon payment of such Indebtedness prior to its maturity, and the amount of each such penalty, premium or similar fee.

            (c) Except as set forth on Schedule 5.6, none of Ocean West nor any Subsidiary thereof has any Liabilities to, and no Indebtedness is owed to or from, Ocean West or any Affiliate of Ocean West or any officer, director, manager of any of the foregoing or spouses, parents, children and siblings of any director, officer or member of Ocean West or any Affiliates of any of the foregoing.

            5.7. Brokers' or Finders' Fees. No agent, broker, investment banker, Person or firm acting on behalf of Ocean West, or under the authority thereof, is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

            5.8. Ocean West Reports; Financial Statements.

            (a) Ocean West has provided to the Company prior to the execution of this Agreement and shall have provided prior to Closing, each registration statement, report, proxy statement or information statement prepared by it since September 30, 2004, including (x) Ocean West's Annual Report on Form 10-KSB for the year ended September 30, 2004, and (y) Ocean West's Quarterly Reports on Form 10-QSB for the periods ended December 31, 2004, March 31, 2005, June 30, 2005, and June 6, 2005, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC. Ocean West has filed and furnished all forms, statements, reports and documents required to be filed or furnished by it with the SEC pursuant to applicable securities statutes, regulations, policies and rules since January 1, 2004 (the forms, statements, reports and documents filed since January 1, 2004, or those filed subsequent to the date of this Agreement, and as amended including, any financial statements or schedules contained therein, the "Ocean West Reports"). Ocean West Reports were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder and complied in all material respects with the then applicable accounting standards Securities Act, Exchange Act and rules and regulations thereunder. As of their respective dates (and, if amended, as of the date of such amendment) Ocean West Reports at the time filed (and in the case of registration statements and proxy statements on the dates of effectiveness and the dates of the meetings, respectively) did not (except to the extent such Ocean West Reports were subsequently amended or supplemented by an Ocean West filing prior to the date hereof), and any Ocean West Reports filed with the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

            (b) Each of the consolidated balance sheets included in or incorporated by reference into Ocean West Reports (including the related notes and schedules) filed prior to the date of this Agreement fairly presents, and, if filed after the date of this Agreement, will fairly present, the consolidated financial position of Ocean West or any other entity included therein and their respective Subsidiaries, as of its date, and each of the consolidated statements of operations, cash flows and of changes in shareholders' equity included in or incorporated by reference into Ocean West Reports (including any related notes and schedules) fairly presents, and, if filed after the date of this Agreement, will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of Ocean West or any other entity included therein and their respective Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and customary year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

            (c) Ocean West has in place the "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) required in order for the Chief Executive Officer and Chief Financial Officer of Ocean West to engage in the review and evaluation process mandated by Section 302 of the Sarbanes-Oxley Act of 2002 ("SOXA"). Ocean West and its Subsidiaries' "disclosure controls and procedures" are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Ocean West in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Ocean West's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Ocean West required by Section 302 of SOXA with respect to such reports.

            (d) Since June 6, 2005, (x) neither Ocean West nor any of its Subsidiaries nor, to the knowledge of the officers of Ocean West, any director, officer, employee, auditor, accountant or representative of Ocean West or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Ocean West or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Ocean West or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (y) no attorney representing Ocean West or any of its Subsidiaries, whether or not employed by Ocean West or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Ocean West or any of its officers, directors, employees or agents to the Board of Directors of Ocean West or any committee thereof or to any director or officer of Ocean West.

            5.9. Litigation. Ocean West is not a party to any litigation, nor to the actual knowledge of Ocean West, is any litigation threatened, except as disclosed on Schedule 5.9.

            5.10. Taxes. Except as set forth on Schedule 5.10, all Taxes due and payable by Ocean West or any Subsidiary thereof since January 1, 2005, and to the knowledge of Ocean West for periods prior thereto, have been timely paid in full. All material Tax Returns that are required to have been filed by Ocean West or any Subsidiary thereof have been filed in a timely manner and such returns are complete and correct in all material respects. Any deficiencies proposed as a result of any governmental audits have been paid or settled, and there are no present disputes as to Taxes payable by Ocean West or any Subsidiary thereof. There are no unexpired waivers of any statute of limitations with respect to any Taxes by Ocean West or any Subsidiary thereof, and none of Ocean West nor any Subsidiary thereof is a party to any action or proceedings by any Governmental Authority for the collection or assessment of Taxes. Each of Ocean West and any Subsidiary thereof has timely withheld and paid all material Taxes required to be paid or owing with respect to any payment to any officer, Ocean West, director, current or former employee, independent contractor or third party. Except as set forth on Schedule 5.10, none of Ocean West nor any Subsidiary thereof is a party to or bound by any agreement requiring, or otherwise responsible for, the sharing or payment by Ocean West or any Subsidiary thereof of Taxes of another Person. There are no Tax liens upon any of the assets of Ocean West or any of its Subsidiaries, except for Tax liens for Taxes not yet due. There are no outstanding agreements or waivers extending the statute of limitations applicable to any Tax Return that includes Ocean West or any of its Subsidiaries. Neither Ocean West nor any of its Subsidiaries has been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code. No claim has ever been made by an authority in a jurisdiction where Ocean West or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Neither Ocean West nor any of its Subsidiaries has received since January 1, 2005 from any taxing authority any written (i) notice indicating an intent to open an audit or other review,
(ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against any Ocean West. Neither Ocean West nor any of its Subsidiaries (a) has been a member of any Affiliated Group since January 1, 2005, and to its knowledge, for periods prior thereto, or (b) has any liability for the Taxes of any person under Treasury Regulation 1.1502-6 (or any similar provision of state, local, or foreign tax law), as a transferee or successor, by contract or otherwise as a result of having been a member of an Affiliated Group after January 1, 2005, and to its knowledge, for periods prior thereto, or as a result of any transactions occurring after January 1, 2005, and to its knowledge, for periods prior thereto, except by virtue of being a member of a consolidated group of which Ocean West is the common parent corporation within the meaning of Section 1504 of the Code. Neither Ocean West nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (a) change in method of accounting for a taxable period ending on or prior to the Closing Date; (b) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income tax law) executed on or prior to the Closing Date; (c) Ocean West transactions or any excess loss account described in Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income tax law); (d) installment sale or open transaction disposition made on or prior to the Closing Date; (e) prepaid amount received on or prior to the Closing Date or (f) inclusion under Section 951(a) of the Code or amounts earned on or before the Closing Date. Ocean West has not distributed stock of another Person, or had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in party by Section 355 or Section 361 of the Code. Neither Ocean West nor any of its Subsidiaries has engaged in any "reportable transactions" within the definition of Treasury Regulation Section 1.6011-4. Neither Ocean West nor any of its Subsidiaries is party to any agreement, contract, arrangement, or plan that has resulted or could result, separately, or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

            5.11. Assets.

            (a) Title. Ocean West or a Subsidiary thereof has valid rights under Contract to use, all material tangible personal property, all material intangible assets, used in the conduct of business by Ocean West and the Subsidiaries thereof as presently conducted, other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property, intangible assets, properties and rights, and Real Property is free and clear of all Liens, other than Permitted Liens.

            (b) Condition. All of the assets of Ocean West and its Subsidiaries are, in all material respects, in working condition and repair and are useable in the ordinary course of business.

            5.12. Material Contracts. As of the date of this Agreement, neither Ocean West nor any of its Subsidiaries is a party to or bound by any Material Contract that (either individually or together with any related or similar Contract) is material to the business of Ocean West and its Subsidiaries, taken as a whole, except as disclosed on Schedule 5.12 hereof .

            5.13. Real Property. Schedule 5.13 lists all Real Property used or held for use by Ocean West or any Subsidiary thereof which is owned or leased by Ocean West or any Subsidiary thereof from third parties. Each of Ocean West and the Subsidiaries thereof is the sole legal and equitable owner of the leasehold interest it holds in the Real Property and possesses a valid leasehold interest thereto, free and clear of all Liens (other than Permitted Liens) that could impair the ability of Ocean West or a Subsidiary thereof to realize the benefits of the rights provided to it under lease, and the right to quiet enjoyment of such Real Property. No party to any lease has sent written notice to the other claiming that such party is in default thereunder and that such default remains uncured. There has not occurred any event which would constitute a breach of default in the performance of any covenant, agreement or condition contained in any Lease.

            5.14. Compliance with Applicable Laws. None of Ocean West nor any Subsidiary thereof is in material violation of any Law or other requirements of any Governmental Authority having jurisdiction over them or their respective assets, properties or businesses, in connection with the conduct, ownership, use, occupancy or operation of their respective businesses, including, without limitation, regarding any alleged failure to possess any license, Permit, authorization or other approval. Ocean West or any Subsidiary thereof has not received written notice asserting any such past or present violation, and no facts or circumstances exist which would reasonably be expected to cause Ocean West or any Subsidiary thereof to be in any such violation in the future.

      5.15.Proprietary Rights.

            (a) Except as set forth on Schedule 5.15(a), Ocean West and its Subsidiaries own, or are licensed, or otherwise possess legally enforceable rights, to use, sell, distribute or license, as applicable, all Proprietary Rights used by Ocean West and its Subsidiaries in or as part of the business as currently conducted by Ocean West and its Subsidiaries ("Ocean West Intellectual Property") and that is material to that Business. Schedule 5.15(a) contains a complete and correct list of all of Ocean West's and its Subsidiaries' present and pending applications for the registration of intellectual property. Except as set forth on Schedule 5.15(a), Ocean West and its Subsidiaries own or have licenses for all material software used in their business. Except as set forth on Schedule 5.15(a), Ocean West and its Subsidiaries will, immediately subsequent to the Closing hereunder, continue to own or have available for use each material item of Ocean West Intellectual Property on such terms as are identical to those pursuant to which Ocean West and its Subsidiaries, immediately prior to the Closing, own or have the right to use the material Ocean West Intellectual Property.

            (b) Schedule 5.15(b) sets forth a complete list of all (i) material licenses, sublicenses and other agreements as to which Ocean West or any of its Subsidiaries is a party (as licensor, licensee or otherwise) and pursuant to which Ocean West, any of its Subsidiaries or any other Person is authorized to use, sell, distribute or license any Proprietary Rights (including Embedded Products, as defined below) and (ii) material licenses, sublicenses or other agreements with Ocean West and distributors that grant any rights to use, modify, resell or sublicense any Ocean West product. Ocean West has delivered to the Company correct and complete copies of all such licenses, sublicenses and agreements (as amended to date) set forth on Schedule 5.15(b). Neither Ocean West nor any of its Subsidiaries is in violation of any such license, sublicense or agreement, and such license, sublicense and agreement will continue to be in full force and effect immediately following the Closing. The term "Embedded Products", as used herein, means any third Person's Proprietary Rights which are distributed by Ocean West and/or any of its Subsidiaries or incorporated into any existing product owned by Ocean West and/or any of its Subsidiaries.

            (c) Neither Ocean West nor any of its Subsidiaries has infringed, misappropriated or violated, or is infringing, misappropriating or violating any Proprietary Rights of any third Persons.

            (d)  Ocean  West  and  each  of  its   Subsidiaries  has  taken  all
commercially reasonable security measures to safeguard and maintain all Ocean West Intellectual Property.

      5.16 Conduct of Business. During the period beginning on the Latest Balance Sheet Date and ending as of the date hereof, (i) Ocean West and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice, and (ii) there has been no change, event, occurrence, development or circumstance which, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.

      5.17. Permits. Each of Ocean West and its Subsidiaries hold all material Permits of Governmental Authorities necessary for its current operation of their respective businesses, all of which (along with the owner, the function and the expiration and renewal date of each) as of the date hereof are listed on
Schedule 5.17, and complete and correct copies of which have previously been furnished to the Company. Except as set forth on Schedule 5.17, upon the Closing, Ocean West and its Subsidiaries will hold all such Permits. Except as set forth on Schedule 5.17, Ocean West and each of its Subsidiaries are and have been in compliance in all material respects with all Permits set forth on
Schedule 5.17, all of which are valid, binding and in full force and effect, and none of Ocean West nor any Subsidiary thereof has received any written notice to the contrary. Except as disclosed on Schedule 5.17, none of such Permits will require the consent, approval, novation or waiver of, or giving of notice to, any Governmental Authority or other third party in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

      5.18. Employee Benefit Plans.

            (a) Schedule 5.18(a) sets forth a complete list of all Employee Benefit Plans (including without limitation, all Contracts to which Ocean West is party with current or former employees, consultants or independent contractors) which Ocean West or any Subsidiary thereof maintains or contributes to, or with respect to which Ocean West or any Subsidiary thereof has any material Liability (each, an "Employee Benefit Plan of Ocean West"). Ocean West has delivered complete copies to the Company of each written Employee Benefit Plan of Ocean West, as amended to the date hereof.

            (b) Other than as set forth on Schedule 5.18(b), each Employee Benefit Plan of Ocean West has been in compliance and currently complies in form and in operation in all material respects with all applicable Laws.

            (c) Other than as set forth on Schedule 5.18(c), there are no actions, suits, investigations or claims pending or, to the knowledge of Ocean West, threatened with respect to any Employee Benefit Plan of Ocean West, or the assets thereof (other than routine claims for benefits), and, to the knowledge of Ocean West, there are no facts which could reasonably by expected to give rise to any liability, action, suit, investigation, or claim against any Employee Benefit Plan of Ocean West, any fiduciary or plan administrator thereof.

      5.19. Affiliate Transactions. Except as set forth in Schedule 5.19, neither Ocean West, nor any officer, director, manager or Affiliate (or any officer, director or manager of any such Affiliate) of Ocean West or any Subsidiary of Ocean West, or spouses, parents, children or siblings of any director, officer or member of Ocean West or any Affiliate of any of the foregoing, has any direct or indirect interest (other than an equity interest of less than two percent (2%) of a publicly held company) in any customer of Ocean West or any Subsidiary thereof, or in any Person from whom or to whom Ocean West or any Subsidiary thereof has leased any real or personal property or in any other Person with whom Ocean West or any Subsidiary thereof has any material business relationship.

      5.20. Employees; Salaries; Personnel Agreements, Plans and Arrangements.

            (a) Schedule 5.20(a) contains a true, complete and correct list as of the date hereof setting forth (i) the names, hire dates, current compensation rates and job titles of all individuals presently employed by Ocean West or any Subsidiary thereof on a salaried basis receiving annual salary in excess of US$100,000 and (ii) the names and total annual compensation for all independent contractors who render services on a regular basis to Ocean West or any Subsidiary thereof whose current annual compensation is in excess of US$100,000. Ocean West has no knowledge that any employee of Ocean West or its Subsidiaries whose annual salary is in excess of US$100,000 will cease to be an employee because of the consummation of the transactions contemplated by this Agreement.

            (b) Neither Ocean West nor any Subsidiary thereof is a party to or obligated with respect to any collective bargaining agreements or contracts with any labor union or other representative of employees or any employee benefits provided for by any such agreement. Correct and complete copies of all such documents previously have been furnished to the Company. No strike, picketing, work stoppage, work slow down, union organizational activity, or notice to bargain, and no allegation, charge or complaint of unfair labor practice, employment discrimination or sexual harassment or other similar occurrence is pending or, to the knowledge of Ocean West, is threatened except, in each case, for events that did not and would not reasonably be expected to shave a Material Adverse Effect.

      5.21. Accounts Receivable and Accounts Payable.

            (a) All accounts receivable of Ocean West and any Subsidiary thereof reflected on the balance sheet as of June 6, 2005, and all accounts receivable arising subsequent to the date thereof and prior to the Closing Date, represent transactions actually made and valid claims against the respective debtors using normal collection procedures. Except to the extent reserved against any accounts receivable or as reflected by prepayments or unused credits, no counterclaims or offsetting claims with respect to such accounts receivable are pending or, to the knowledge of the Ocean West, threatened.

            (b) The accounts payable of Ocean West and any Subsidiary thereof reflected on the balance sheet included in the Financial Statements, and all accounts payable arising subsequent to the date thereof and prior to the Closing Date, arose or will arise from bona fide transactions.

      5.22. Banking Facilities. No agent, broker, investment banker, Person or firm acting on behalf of any of Ocean West or any Subsidiary of Ocean West, or under the authority thereof, is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

      5.23. Insurance. Schedule 5.23 is a true, correct and complete list and description as of the date hereof, including policy numbers, carriers, risks insured, amounts of coverage, deductibles and expiration dates, of all insurance policies (with respect to general liability, fire, theft, product liability, automobile, property, workers' compensation, directors' and officers' liability or otherwise) of Ocean West or any Subsidiary thereof, or of any Person (other than Ocean West or any Subsidiary thereof) for the benefit of Ocean West or any Subsidiary thereof, correct and complete copies of which policies have previously been delivered to the Company. Such policies are valid, binding and in full force and effect, and neither Ocean West, nor any Subsidiary thereof, is in material default thereunder. Such policies provide insurance coverage in reasonably sufficient amounts against all risks usually insured against by companies operating similar businesses to Ocean West's business in similar localities where Ocean West or any Subsidiary thereof conducts its business. None of such insurance policies will terminate, lapse or be materially modified (with or without the giving of notice or lapse of time or both) by reason of the transactions contemplated by this Agreement and the other Transaction Documents. Neither Ocean West nor any Subsidiary thereof has received any written notice of cancellation or intent to cancel, or material increase in premiums, with respect to such insurance policies. Schedule 5.23 also contains a list of all claims filed by Ocean West or any Subsidiary thereof with any insurance company since June 6, 2005, and any instances within the previous two (2) years of a denial of coverage of Ocean West or any Subsidiary thereof by any insurance company. Ocean West has provided the Company with complete and correct descriptions of all material claims made under any policies of insurance, whether or not currently in effect, for the last two (2) years.

      5.24. Health, Safety and Environment.

            (a) Compliance. Except as set forth on Schedule 5.24(a), each of Ocean West and any Subsidiary thereof is and at all times since December 31, 2004 has been in compliance in all material respects with all Environmental and Safety Requirements applicable to their respective assets, and any facilities and operations thereon;

            (b) No Hazardous Materials; No Releases.  Other than as set forth on
Schedule 5.24(b), except in compliance in all material respects with all applicable Environmental and Safety Requirements and in a manner and condition that would not reasonably be expected to give rise to material liabilities or material remedial obligations under applicable Environmental and Safety Requirements, (i) there are no Hazardous Materials on, in or under, or emanating from or affecting, the Real Property or any facilities or operations thereon;
(ii) none of Ocean West nor any Subsidiary thereof has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced, recycled, or processed any Hazardous Material at the Real Property; and (iii) there has been no Release of any Hazardous Material at, migrating onto or under, or emanating from the Real Property.

            (c) No Orders, Actions, Claims or Notices. . Other than as set forth on Schedule 5.24(c), neither Ocean West nor any Subsidiary thereof has (i) entered into or been a party to any consent decree, compliance order, or administrative order with respect to their respective assets, the Business, the Real Property or any facilities or operations thereon and relating to Environmental and Safety Requirements; (ii) received notice under the citizen suit provision of any Environmental and Safety Requirements in connection with their respective assets, the Business, the Real Property or any facilities or operations thereon, or (ii) received any request for information under CERCLA or any analogous Law, demand letter, notice of material violation, or written complaint or claim with respect to any Hazardous Materials relating to their respective assets, the business of Ocean West, the Real Property or any facilities or operations thereon (including off-site disposal of Hazardous Materials). Notwithstanding any other provision of this Agreement to the contrary, the representations and warranties included in this Section 5.24 shall constitute the sole and exclusive representations and warranties of Ocean West relating to environmental matters.

      5.25. Restricted Securities. Ocean West understands that the Karrell Shares are characterized as "restricted securities" under applicable U.S. federal and state securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, pursuant to these laws and applicable regulations, Ocean West must hold the Karrell Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Ocean West further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Karrell Shares, and on requirements relating to the Company which are outside of Ocean West's control, and which the Company is under no obligation and may not be able to satisfy. In this connection, Ocean West represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

      5.26.No forced transfer. Ocean West acknowledges that if Ocean West fails to obtain at least 90% of the capital of the Company, the Remaining Karrell Shareholders cannot be forced to sell, transfer or otherwise dispose of the Remaining Karrell Shares held by such persons, whether in exchange for Common Stock of Ocean West, cash or otherwise. Ocean West understands that if it obtains at least 90% of the capital of the Company, it may implement a compulsory acquisition of the balance of the capital of the Company pursuant to
Part 6A.2 of the Corporations Act.

      5.27 Disclosure. No statement by Ocean West in this Agreement or in any of the documents attached hereto contains any untrue statement of a material fact, or omits to state any material fact, necessary to make such statements, in the light of the circumstances under which they were made, not misleading. Ocean West knows of no material fact which specifically applies to Ocean West and (so far as Ocean West can reasonably foresee) materially threatens Ocean West or its business, which has not been disclosed in these documents, or previously disclosed to the Company.

                                   ARTICLE VI

                CONDITIONS PRECEDENT TO THE CLOSING; TERMINATION

            6.1. Conditions Precedent to Obligations of Ocean West. The obligations of Ocean West under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived in whole or in part in writing in the sole discretion of Ocean West:

            (a) No Breach of Covenants; True and Correct Representations and Warranties. The representations and warranties of the Company contained in this Agreement (i) shall have been true and correct as of the date hereof and (ii) shall be true and correct as of the Closing with the same force and effect as though made at and as of the Closing (other than representations or warranties that are made by their terms as of a specified date, which shall be true and correct as of the specified date), except to the extent that if such representations and warranties are qualified by the term "material," or contain terms such as "Material Adverse Effect" in which case such representations and warranties (as so written, including the term "material" or "Material Adverse Effect") shall be true and correct in all respects at and as of the Closing Date. The Company shall have duly performed or complied with, in all material respects, all of the obligations to be performed or complied with by them under the terms of this Agreement on, prior to or at Closing.

            (b) Delivery of Documents. Ocean West shall have received all documents and other items required to be delivered by the Company under Section
7.2 of this Agreement.

            (c) No Legal Obstruction. No provision of any applicable Law or regulation and no judgment, decree, order or injunction shall have been entered by, and after the date hereof no statute, rule or regulation shall have been enacted or promulgated by, any Governmental Authority that would (i) have the effect of making any of the transactions contemplated by this Agreement or the other Transaction Documents illegal, (ii) have the effect of otherwise preventing the consummation of such transactions or (iii) have a material adverse effect on Ocean West's ability to operate the Business.

            (d) No Material Adverse Effect. There shall have been no change, event, occurrence, development or circumstance which, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect with respect to the Company or the Business.

            (e) Consents. The Company shall have delivered to Ocean West all consents to the consummation of the transactions contemplated under this Agreement and the other Transaction Documents set forth on Schedule 6.1(e).

            (f) Financing. Ocean West shall have obtained the proceeds of its financing transactions sufficient to consummate the transactions contemplated hereby including, without limitation, making the Capital Contribution; provided, that this condition shall be deemed satisfied as of 5:01 P.M. Eastern Standard Time on April 14, 2006, regardless of whether Ocean West has actually obtained such financing as of such date.

            6.2. Conditions Precedent to Obligations of the Company and the Karrell Shareholders. The obligations of the Company and the Karrell
Shareholders under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived in whole or in part in writing in the sole discretion of the Company and the Karrell Shareholder Representative:

            (a) No Breach of Covenants; True and Correct Representations and Warranties. The representations and warranties of Ocean West contained in this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Closing with the same force and effect as though made at and as of the Closing (other than representations or warranties that are made by their terms as of a specified date, which shall be true and correct as of the specified date), except to the extent that if such representations and warranties are qualified by the term "material," or contain terms such as "Material Adverse Effect" in which case such representations and warranties (as so written, including the terms "material" or "Material Adverse Effect") shall be true and correct in all respects at and as of the Closing Date. Ocean West shall have duly performed or complied with, in all material respects, all of the obligations to be performed or complied with by them under the terms of this Agreement and/or the other Transaction Documents on, prior to or at Closing.

            (b) Delivery of Documents. The Company shall have received all documents and other items required to be delivered by Ocean West under Section
7.3 of this Agreement.

            (c) No Legal Obstruction. No provision of any applicable Law or regulation and no judgment, decree, order or injunction shall have been entered by, and after the date hereof no statute, rule or regulation shall have been enacted or promulgated by, any Governmental Authority that would (i) have the effect of making any of the transactions contemplated by this Agreement or the other Transaction Documents illegal, (ii) have the effect of otherwise preventing the consummation of such transactions or (iii) have a material adverse effect on the Company's ability to operate the Business.

            (d) Capital Contribution. The Company shall have received the Capital Contribution.

            (e) Key Employee Stock Option Plan. Ocean West shall have executed and established the Ocean West Stock Option Plan.

            (f) No Material Adverse Effect. There shall have been no change, event, occurrence, development or circumstance which, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect with respect to Ocean West.

            (g) Release of O'Farrell Guarantees. Karl J. O'Farrell shall have received releases from the Company and its Subsidiary of all personal guarantees issued by him for the account of the Company and its Subsidiary.

            (h) Named Insured. Karl J. O'Farrell shall have been added as named insured party on a director and officer insurance policy on terms satisfactory to him in his absolute discretion and which insurance shall include, without limitation, coverage with respect to the liabilities set forth on Schedule 5.9 hereto.

            (i) Employment Contracts. Karl J. O'Farrell and Helen L. McRae shall have entered into Employment Contracts in the forms attached hereto as Exhibits 6.2(i)-A and 6.2(i)-B, respectively.

            (j) Schedules. The Company shall have received all schedules to this Agreement to be prepared by Ocean West, no less than 15 days prior to Closing, satisfactory in all respects to the Company in its sole discretion.

            6.3. Termination.

            (a) Termination of Agreement. This Agreement may be terminated and the other transactions contemplated herein abandoned at any time prior to the consummation of the Closing only under the following described circumstances:

                  (i) upon the written agreement of Ocean West and the Company;


                  (ii) by either the Company or Ocean West, if the Closing shall not have occurred on or before April 28, 2006 (the "Outside Date"), unless such failure to occur is the result of a material breach of a representation, warranty or covenant contained in this Agreement by the party seeking to terminate;

                  (iii) by Ocean West,  if the Company  shall have  breached any representation, warranty, covenant or other agreement contained in this Agreement which breach would give rise to the failure of a condition set forth in Section 6.1 and cannot ever be cured or has not been cured within 30 days after the giving of written notice by Ocean West to the Company specifying such breach;

                  (iv) by the Company, (x) if Ocean West shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which breach would give rise to the failure of a condition set forth in Section 6.2 and has not been cured within 30 days after the giving of written notice by the Company to Ocean West specifying such breach or (y) if the Closing shall not have occurred on the fourth Business Day after all of the conditions set forth in Section 6.1 have been satisfied or waived (other than conditions that can only be satisfied by delivery of documents by the Company at the Closing in which case the Company shall have in its possession such documents and shall have tendered such documents to Ocean West);

                  (v) by Ocean West, anytime before 5:00 p.m. Eastern Standard Time on April 28, 2006, if and only if as of the time of such termination Ocean West has not obtained financing necessary to consummate any of the transactions contemplated hereby. If Ocean West terminates on this basis, the Company shall be entitled to receive and recover from Ocean West a break-up fee in the amount of Fifty Thousand (US$50,000) Dollars in immediately available funds;

                  (vi) by Ocean West, anytime before Closing if Ocean West is not satisfied with the results of its due diligence of the Company;

                  (vii) by Ocean West, anytime before Closing, if Ocean West does not receive an opinion of its own Australian counsel confirming the Company's operations are in compliance with all material Australian laws.

                  (viii) by the Company, anytime before Closing if the Company is not satisfied with the results of its due diligence of Ocean West or any schedules to this Agreement furnished by Ocean West;

                  (ix) by either Ocean West or the Company if a final, unappealable order to restrain, enjoin or otherwise prevent, or awarding substantial damages in connection with, a consummation of this Agreement or the other transactions contemplated hereby shall have been entered;

                  (x) by Ocean West if since the date of this Agreement there has been a change in the business operations or financial condition of the Company that would reasonably be expected to have a Material Adverse Effect;

                  (xi) by the Company if since the date of this Agreement there has been a change in the business operations or financial condition of Ocean West that would reasonably be expected to have a Material Adverse Effect; and

                  (xii)Ocean West reasonably determines, upon advice from its principal independent auditing firm and legal counsel, that the Company's Financial Statements cannot be audited in accordance with GAAP and the rules and regulations of the SEC applicable to Ocean West (including the due date for the filing of any reports pursuant thereto) or that such an audit would entail unreasonable effort or expense.

            (b) Effect of Termination. If any party terminates this Agreement pursuant to Section 6.3(a), this Agreement shall become null and void, and all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party, except for a willful breach of this Agreement; provided, however, the provisions contained in this Section 6.3(b) and Article IX (other than Sections 9.3, 9.7, 9.8, 9.9 and 9.15) shall survive termination of this Agreement. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to
Section 6.3(a), the Company will remain liable to Ocean West for any breach of this Agreement by the Company existing at the time of such termination, and Ocean West will remain liable to the Company for any breach of this Agreement by Ocean West existing at the time of such termination, and the Company or Ocean West, as the case may be, may seek such remedies, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at law or in equity.

                                  ARTICLE VII

                                     CLOSING

            7.1. Time and Place. The Closing shall take place at 10:00 a.m. New York time on April 14, 2006 or sooner when all of the conditions (other than conditions that can only be satisfied at the Closing) to each party's obligations hereunder have been satisfied or waived or at such other time, date or place as the parties may mutually agree in writing, at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, NY 10022.

            7.2. Deliveries of the Company. At the Closing, the Company will deliver or cause to be delivered to Ocean West, pursuant to Section 6.1(b), the following:

            (a) Corporate Documents. Constitution or similar organizational document of the Company and any Subsidiary thereof (other than inactive
Subsidiaries), certified by the appropriate Government Authority of the jurisdiction of its formation as of the date not more than twenty (20) days prior to the Closing Date, and the by-laws or similar organizational document of each of the Company and any Subsidiary thereof (other than inactive Subsidiaries), certified by the secretary of the Company or such Subsidiary, as applicable, as in effect at the Closing;

            (b) Resolutions. A copy of the resolutions of the Board of Directors of the Company, certified by the secretary or other equivalent officer thereof as having been duly and validly adopted and in full force and effect, authorizing the execution and delivery of this Agreement and the other Transaction Documents to which the Company is a party and the performance of the transactions contemplated hereby and thereby;

            (c) Closing Certificate. A certificate, dated as of the Closing Date, duly executed by the Company, certifying the fulfillment of the conditions set forth in Sections 6.1(a) and (d);

            (d) Karrell Shares. Certificates representing (i) the Karrell Shares, duly endorsed or accompanied by stock powers duly executed, with all necessary stock transfer stamps attached thereto, and (ii) all of the outstanding capital stock of each of the Company's Subsidiaries to the extent certificated;

            (e) Employment Contracts. Copies of the Employment Contracts duly executed;

            (f) Consents. All consents to the consummation of transactions contemplated under this Agreement as set forth on Schedule 6.1(e);

            (g) Certificates of Good Standing.. Certificates of Good Standing, dated not earlier than March 1, 2006, with respect to the Company, to the extent available in Australia, issued by the appropriate Government Authority of the jurisdiction of its formation and provided that the failure to obtain each certificate shall not entitle Ocean West to treat this Section 7.2 as not having been satisfied;

            (h) Opinions of Counsel. Opinion of Australian counsel to Ocean West, dated as of the Closing Date, in a form reasonably satisfactory to Ocean West;

            (i) Permits. The Company has delivered to Ocean West copies of all permits contemplated by Section 4.15; and

            (j) Licenses and Agreements. The Company has delivered to Ocean West all material licenses, sublicenses and agreements set forth on Schedule 4.13(b).

            (k) Employee Benefit Plans. The Company has delivered to Ocean West complete copies of the documents contemplated by Section 4.16(a);

            (l) Insurance. The Company has delivered to Ocean West copies of all insurance policies contemplated by Section 4.23.

            7.3. Deliveries of Ocean West. At the Closing, Ocean West will deliver to the Company or take the following actions:

            (a) Certificate of Incorporation and Bylaws. The Certificate of Incorporation of Ocean West, certified by the Secretary of State of the State of Delaware as of not more than twenty (20) days prior to the Closing Date together with the Bylaws or similar organizational document of Ocean West;

            (b) Good Standing Certificates. A certificate of good standing in respect of Ocean West from the Secretary of State of Delaware issued not earlier than 10 days prior to Closing;

            (c) Resolutions. A copy of the resolutions of the Board of Directors of Ocean West, certified by the secretary or other equivalent officer thereof as having been duly and validly adopted and in full force and effect, authorizing the execution and delivery of this Agreement and the other Transaction Documents to which Ocean West is a party and the performance of the transactions contemplated hereby and thereby;

            (d) Closing Certificate. A certificate, dated as of the Closing Date, duly executed by Ocean West, certifying the fulfillment of the conditions set forth in Sections 6.2(a) and (f);

            (e) Ocean West Shares. Certificate or certificates evidencing Ocean West Shares;

            (f) Proof of Financing. Documentation evidencing Ocean West's receipt of the financing described in Section 6.1(f);

            (g) Opinion of Counsel. Opinion of counsel for Ocean West, dated as of the Closing Date, in a form reasonably to be agreed upon between Ocean West and the Company;

            (h) Capital Contribution. Ocean West shall have made the Capital Contribution;

            (i) Election of O'Farrell. Karl J. O'Farrell shall have been elected a director of Ocean West in accordance with Section 3.17;

            (j) Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered;

            (k) Employee Benefit Plans. Ocean West has delivered to the Company complete copies of the documents contemplated by Section 5.18(a);

            (l) Insurance. Ocean West has delivered to the Company copies of all insurance policies contemplated by Section 5.23;

            (m) Permits. Ocean West has delivered to the Company copies of all permits contemplated by Section 5.17;

            (n) Licenses and Agreements. Ocean West has delivered to the Company all licenses, sublicenses and agreements set forth on Schedule 5.15(b); and

            (o) Stock Option Agreements. Ocean West has delivered to the Company stock option agreements in respect of each "Participant" as set forth on
Schedule I to the Ocean West Stock Option Plan.

                                  ARTICLE VIII

                            INDEMNIFICATION; SURVIVAL

      8.1 Indemnification by Company. Subject to Section 8.5, each of Karl J. O'Farrell, the Karrell Shareholders (on a several and pro rata basis and other than Madison), the Company and the Company's Subsidiaries, hereby agree to indemnify Ocean West and its directors, shareholders, owners, officers, partners, employees, agents, representatives and successors (the "Ocean West Indemnified Parties) and save and hold each of them harmless from and against and pay on behalf of or reimburse Ocean West Indemnified Parties in the amount of any and all Liabilities, demands, claims, actions, causes of action, assessments, losses, costs, damages, deficiencies, Taxes, fines or expenses (whether or not arising out of third party claims), including, without limitation, interest, penalties, reasonable attorneys' fees, fees and expenses of accountants and other experts, and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses"), which any Ocean West Indemnified Party may suffer, sustain or become subject to, in connection with, incident to, resulting from or arising out of or in any way relating to or by virtue of, directly or indirectly:

            (a) any breach of any representation or warranty of the Company contained in this Agreement or other instruments or documents, including, without limitation, the other Transaction Documents, furnished to Ocean West by the Company pursuant to this Agreement;

            (b) any nonfulfillment or breach of any covenant or agreement on the part of the Company prior to the Closing, under this Agreement or other instruments or documents, including, without limitation, the other Transaction Documents, furnished to Ocean West by the Company pursuant to this Agreement;

            (c) any claim of any employee, officer or director, or former employee, officer or director of the Company or any of its Subsidiaries that, on or prior to the Closing Date, such person was entitled to, or otherwise had any rights with respect to, any equity interest in, or calls, options, warrants or rights to subscribe for any equity interest in, or stock appreciation rights, profit participation rights or phantom stock of, the Company or any Subsidiary of the Company; or

            (d) any claim by or on behalf of any individual with respect to such person's ownership of or rights with respect to any Company Intellectual Property, which Company Intellectual Property exists on or prior to the Closing Date.

      8.2 Indemnification by Ocean West. Each of Ocean West on behalf of itself and its successors and assigns, hereby agrees to indemnify the Company, the Karrell Shareholders and their respective Affiliates after the Closing, and their respective past, present and future owners, directors, officers, partners, employees, agents, representatives, permitted assigns and successors (the "Company Indemnified Parties") and save and hold each of them harmless from and against and pay on behalf of or reimburse the Company Indemnified Parties as and when incurred, for any and all Losses which any Company Indemnified Party may suffer, sustain or become subject to, in connection with, incident to, resulting from or arising out of or in any way relating to or by virtue of, directly or indirectly:

            (a) any breach of any representation or warranty of Ocean West contained in this Agreement or other instruments or documents, including, without limitation, the other Transaction Documents, furnished to the Company or any other person by Ocean West pursuant to this Agreement;

            (b) any nonfulfillment or breach of any covenant or agreement on the part of Ocean West under this Agreement or other instruments or documents, including, without limitation, the other Transaction Documents, furnished to by or on behalf of Ocean West pursuant to this Agreement. If and to the extent any provision of this Section 8.2 is unenforceable for any reason, Ocean West hereby agrees to make the maximum contribution to the payment and satisfaction of any Loss for which indemnification is provided for in this Section 8.2 which is permissible under applicable Law;

            (c) any claim of any employee, officer or director, or former employee, officer or director of Ocean West or any of its Subsidiaries or any other Person, not previously disclosed in writing to the Company that, on or prior to the Closing Date, such person was entitled to, or otherwise had any rights with respect to, any equity interest in, or calls, options, warrants or rights to subscribe for any equity interest in, or stock appreciation rights, profit participation rights or phantom stock of, Ocean West or any Subsidiary thereof; and

            (d) any Loss arising out of the Claims set forth on Schedule 5.9.

      8.3 Indemnification Procedure for Third Party Claims In the event that, subsequent to the Closing, any person or entity that may be entitled to indemnification under this Agreement (an "Indemnified Party") receives notice of the assertion of any claim or of the commencement of any action or proceeding by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (including, but not limited to, any Governmental Authority) (a "Third Party Claim") against such Indemnified Party, for which a party to this Agreement may be entitled to indemnification under this Agreement, the Indemnified Party shall give prompt written notice regarding such claim to the party hereto required to provide such indemnification (or if such indemnification is to be provided from the Escrow Account, then to the Company with a copy to the Karrell Shareholder Representative) (such notified party, the "Responsible Party") (but in no event later than ten (10) Business Days after learning of such claim). The Responsible Party shall have the right upon written notice to the Indemnified Party (the "Defense Notice") within fifteen (15) days after receipt from the Indemnified Party of notice of such claim, which notice by the Responsible Party shall specify the counsel it will appoint to defend such claim ("Defense Counsel"), to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld or delayed.

            (a) In the event that the Responsible Party shall fail to give the Defense Notice within said 15-day period, (or if the Responsible Party is not entitled to assume the defense of the subject claim), it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall conduct the defense in good faith and may compromise and settle the claim in good faith with the prior consent of the Responsible Party, such consent not to be unreasonably withheld.

            (b) In the event that the Responsible Party does deliver a Defense Notice and thereby elects to conduct the defense of the subject claim, the Responsible Party shall be entitled to have control over said defense or settlement of the subject claim, the Indemnified Party will cooperate with and make available to the Responsible Party such assistance and materials as it may reasonably request, all at the expense of the Responsible Party, and the Indemnified Party shall have the right, at its own expense, to participate in the defense assisted by counsel of its own choosing. In such an event, the Responsible Party will not settle the subject claim without the prior written consent of the Indemnified Party, such consent, except as set forth in Section 8.3(c), not to be unreasonably withheld.

            (c) Without the prior written consent of the Indemnified Party, the Responsible Party will not enter into any settlement of or consent to the entry of any judgment with respect to any Third Party Claim or cease to defend against such claim, if (i) pursuant to or as a result of such settlement, judgment or cessation, injunctive relief or specific performance would be imposed against the Indemnified Party, (ii) such settlement, judgment or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, (iii) such settlement, judgment or cessation does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect to such claim or (iv) such settlement, judgment or cessation would result in the finding or admission of any violation of Law.

            (d) Notwithstanding Section 8.3(b), the Responsible Party shall not be entitled to control, but may participate in, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim
(i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, (ii) that involves criminal allegations against the Indemnified Party, (iii) with respect to which the Indemnified Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Responsible Party and the Indemnified Party with respect to such claim, or (iv) with respect to which the Responsible Party has failed to prosecute or defend such claim in a reasonable manner.

            (e) Any final judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Responsible Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder (subject to all limitations contained herein).

            (f) A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this Section 8.3 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially prejudiced as a result of such failure to give timely notice.

      8.4 Indemnification Procedure for Non-Third Party Claims In the event an Indemnified Party should have an indemnification claim hereunder which does not involve a Third Party Claim (a "Direct Claim"), the Indemnified Party shall transmit to the Responsible Party a written notice (the "Direct Indemnification Notice") describing in reasonable detail the nature of the Direct Claim, an estimate of the amount of damages attributable to such Direct Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Responsible Party does not notify the Indemnified Party in writing within thirty (30) days from its receipt of the Direct Indemnification Notice that the Responsible Party disputes such Direct Claim, the Direct Claim specified by the Indemnified Party in the Direct Indemnification Notice shall be deemed a liability for which the Indemnified Party shall be entitled to indemnification hereunder (subject to all limitations contained herein).

      8.5 Certain Limitations on Remedies.

            (a) All representations and warranties of the parties hereto contained in or arising out of this Agreement or otherwise in connection herewith shall survive the Closing hereunder and shall continue in full force and effect thereafter until the date that is 12 months after the Closing Date; except with respect to the representations and warranties made by the Company and Karl J. O'Farrell as to employee benefit and tax matters and environmental matters only, the applicable statute of limitations period for such employee benefit, tax matters and environmental matters (but in no event shall the Indemnity Escrowed Shares be held for any period later than 12 months after the Closing Date unless in respect of a Claim that has been notified to the Responsible Party no later than 12 months following the Closing Date. Notwithstanding anything herein to the contrary, indemnification for any breach of a representation or warranty for which written notice as provided in this
Article VIII has been timely given prior to the date that is within the applicable survival period after the Closing Date shall not expire, and such claim for indemnification may be pursued, until the final resolution of such claim in accordance with the provisions of this Article VIII.

            (b)  Notwithstanding  anything  to the  contrary  set  forth in this
Agreement:

                  (i) The Ocean West Indemnified Parties shall only have recourse against the Indemnity Escrow Shares and shall have no cause of action against any Karrell Shareholder personally or (other than the Indemnity Escrow Shares) against such persons assets for all Third Party Claims and Direct Claims. The Ocean West Indemnified Parties shall not be entitled to indemnification under this Article VIII, unless and until the Losses incurred by all Ocean West Indemnified Parties, as a result thereof exceed, in the aggregate, such number of Indemnity Escrow Shares that have an aggregate market value, at the date of delivery of the indemnification notice, of $50,000 (the "Basket Amount"); provided, however, that in the event that such Losses exceed the Basket Amount, the applicable Ocean West Indemnified Party shall be entitled to cause Ocean West to seek reimbursement against the Indemnity Escrow Shares (and not against any Karrell Shareholder or such persons assets (other than the Indemnity Escrow Shares)) for all Losses incurred by such Ocean West Indemnified Party that are eligible for indemnification pursuant to this Article VIII, including the Basket Amount. Notwithstanding the foregoing, the Basket Amount shall not apply to Losses in connection with any intentional breach by the Company or Karl J. O'Farrell of any representation or warranty.

                  (ii) Ocean West shall not be liable to the Company Indemnified
Parties under this Article VIII, unless and until the Losses incurred by all Company Indemnified Parties, as a result thereof exceed, in the aggregate, the Basket Amount; provided, however, that in the event that such Losses exceed the Basket Amount, Ocean West shall fully indemnify the applicable Company Indemnified Party for all Losses incurred by such Company Indemnified Party, including the Basket Amount. Notwithstanding the foregoing, the Basket Amount shall not apply to Losses in connection with the following items: (i) any intentional breach by Ocean West of any representation or warranty, or (ii) relating to the representations in Sections 5.1, 5.2, 5.3(a), 5.3(b), 5.4, 5.5 or 5.7.

                  (iii) In no event shall the indemnification paid by Ocean West under Section 8.2 exceed in the aggregate $500,000.

            (c) The indemnification provisions of this Article VIII shall be the sole and exclusive remedy of each Ocean West Indemnified Party or Company Indemnified Party for any breach of any party's representations, warranties, covenants or agreements contained in this Agreement or the Transaction Documents; provided, however, that this Section 8.5(c) shall not in any way limit the rights of parties hereto to seek injunctive or other equitable relief to enforce the performance of the obligations under this Agreement or the other Transaction Documents.

      8.6 Investigation; Waivers. The right to indemnification or any other remedy based on representations, warranties, covenants and obligations in this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and obligations.

      8.7 Company's Constitution. Following the Closing Date, the indemnification and exculpation provisions contained in the constitution of the Company shall be at least as favorable to individuals who immediately prior to the Closing Date were directors, officers, agents or employees of the Company or otherwise entitled to indemnification under the Company's constitution as those contained in the Constitution, and shall not be amended, repealed or otherwise modified for a period of six (6) years after the Closing Date in any manner that would adversely affect the rights thereunder of any Company Indemnified Party. After the Closing Date, the Company shall, to the fullest extent permitted under Australian law, indemnify, defend and hold harmless, each Company Indemnified Party against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in
settlement  in  connection  with  any  claim,   action,   suit,   proceeding  or
investigation, including, without limitation, liabilities arising out of this Agreement or under the Exchange Act, occurring through the Closing Date, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Closing Date), (i) Ocean West shall pay the reasonable fees and expenses of counsel selected by the Company Indemnified Parties, which counsel shall be reasonably satisfactory to the Karrell Shareholder Representative, promptly as statements therefor are received, and
(ii) the Company will cooperate in the defense of any such matter; provided, however, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that Ocean West shall not be obliged pursuant to this
Section 8.7 to pay the fees and disbursements of more than one counsel for all Company Indemnified Parties in any single action, except to the extent that, in the reasonable opinion of counsel for the Company Indemnified Parties, two or more of such Company Indemnified Parties have conflicting interests in the outcome of such action.

      8.8 The provisions of this Article VIII are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives and the Karrell Shareholder Representative.

                                   ARTICLE IX

                                  MISCELLANEOUS

            9.1. Notices, Consents, etc. Any notices, consents or other communications required or permitted to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if
(a) delivered personally, (b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered by a recognized overnight courier service, or (d) sent by facsimile transmission to the parties at the addresses as set forth below or at such other addresses as may be furnished in writing.

            (a) If to the Company to:

                Karrell Pty Limited
                902/40 Macleay Street
                Potts Point
                Sydney NSW 2011
                Australia
                Attention: Karl J. O'Farrell
                Facsimile: 011-612-6253-9363

            (b) If to Ocean West to:

                Ocean West Holding Corporation
                26 Executive Park, Suite 250
                Irvine, California 92614
                Attention: Darryl Cohen
                Facsimile: (949) 861-2591

Date of service of such notice shall be (w) the date such notice is personally delivered, (x) three (3) Business Days after the date of mailing if sent by certified or registered mail, (y) one (1) Business Day after date of delivery to the overnight courier if sent by overnight courier or (z) the next succeeding Business Day after transmission by facsimile (provided a confirmation of delivery is emitted by such machine upon transmission).

            9.2. Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and the Karrell Shareholders and their respective successors or permitted assigns. The Karrell Shareholder Representative shall be entitled to enforce the rights of the Karrell Shareholders under this Agreement and the other Transaction Documents.

            9.3. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

            9.4. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            9.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, e-mail of a PDF file or other electronic transmission, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the reasonable request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine, e-mail of a PDF file or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine, e-mail of a PDF file or other electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

            9.6. Expenses. Except as otherwise provided herein, each of the parties hereto shall pay all costs and expenses incurred by it in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby.

            9.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, USA without giving effect to provisions thereof regarding conflict of laws. The parties hereto each acknowledge and agree that the exclusive venue and jurisdiction of any dispute arising out of this Agreement shall be a federal or state court located in the county of New York, New York.

            9.8. Waiver of Jury Trial. Each of the parties hereto, the Company's Subsidiaries and the Karrell Shareholders hereby irrevocably waives to the fullest extent permitted by applicable Law any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by the court without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

            9.9. Specific Performance. The parties hereto acknowledge and agree that in the event of any breach of this Agreement, the non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and
(b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement without the posting of a bond or other security.

            9.10. Headings. The section headings of this Agreement are included for purposes of convenience of the parties only and shall not affect the construction or interpretation of any of its provisions or alter, modify, amend, limit or restrict the contractual obligations of the parties.

            9.11. No Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party hereto without the prior written consent of the other parties hereto.

            9.12. Entire Agreement. This Agreement, the Recitals and all the Schedules and Exhibits attached to this Agreement (all of which shall be deemed incorporated in the Agreement and made a part hereof), and the other Transaction Documents set forth the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, of the parties hereto, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof.

            9.13.  Interpretive Matters.  Unless the context otherwise requires,
(a) all references to Articles, Sections, Schedules or Exhibits are to Articles, Sections, Schedules or Exhibits contained in or attached to this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and
(d) the use of the word "including" in this Agreement shall be by way of example rather than limitation.

            9.14. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

            9.15. Publicity. The parties agree that they shall not issue any announcement or press release relating, directly or indirectly, to the transactions contemplated hereby prior to the Effective Time unless such announcement or release is mutually agreed to by each of the parties hereto. Notwithstanding the foregoing, each party may release such information that is required of them pursuant to any Law or applicable stock exchange requirements; provided that such releasing party (prior to such release) promptly informs the other parties hereto regarding the requirement and content of such release.

            9.16. Status of Schedules as of Signature Date. The parties each acknowledge and agree that as of the date of this Agreement is executed and delivered, no Schedules to this Agreement have been delivered (other than Schedules 2.8(b), 3.4, 3.6, 3.7 and 6.2(e)) and/or approved by the parties or their respective counsel. In addition to and without in any way limiting, any other express and implied condition precedent to the obligations of any of the parties under this Agreement, the obligations of each of the parties under this Agreement are hereby made subject to and contingent upon the preparation, delivery and approval by the parties of all of the Schedules (other than Schedules 2.8(b), 3.4, 3.6, 3.7 and 6.2(e)) described in this Agreement;

[Signature Page Follows]

      IN WITNESS WHEREOF, the parties have executed this Stock Exchange Agreement as of the date first above written.

                          OCEAN WEST HOLDING CORPORATION


                          By:/s/ Darryl Cohen
                             --------------------------------------------------
                              Darryl Cohen
                              Chief Executive Officer


                          By:/s/ Darryl Cohen
                             --------------------------------------------------
                              Darryl Cohen, Individually
                              with respect to Section 3.17

                          KARRELL PTY LIMITED


                          By:/s/ Karl J. O'Farrell
                             --------------------------------------------------
                              Karl J. O'Farrell
                              Director

                          By:/s/ Helen L. McRae
                             --------------------------------------------------
                              Helen L. McRae
                              Secretary

                          INITIAL KARRELL SHAREHOLDERS

                             /s/ Karl J. O'Farrell
                          -----------------------------------------------------
                              Karl J. O'Farrell, Individually
                              with respect to Articles II, IV and VIII
                              and Section 3.14

                            /s/ Helen L. McRae
                          -----------------------------------------------------
                              Helen L. McRae, solely for purposes
                              of Articles II, VIII and Section 3.14

                            /s/ Madison Avenue Growth Fund, LLC by Robert Depalo
                          -----------------------------------------------------
                              Madison Avenue Growth Fund, LLC,
                              solely for purposes of Article II and
                              Section 3.14


                                   61